                                                                   EXHIBIT 10.29

                                 LEASE ABSTRACT

Mall:          Galleria

Store Name:    The Build-A-Bear Workshop

Store Address: store 1440

Landlord:      Hycel Partners I L.P.

Address:       164 Crestwood Plaza, Suite 200
               St. Louis, Missouri 63126-1794

Rent Paid To:  Same

Total square footage:   A 2,251

Annual Rent:         $74,328 yrs  1 to 2     ($33.02/sq. ft.)
                     $78,780 yrs  3 to 4     ($35.00/sq. ft.)
                     $83,292 yrs  5 to 6     ($37.00/sq. ft.)
                     $87,816 yrs  7 to 8     ($39.01/sq. ft.)
                     $92,268 yrs  9 to 10    ($40.99/sq. ft.)

Lease Commencement:  Section 1.03 10/1/97 if space is delivered by 7/1/97;
                           if not extended day for day

Rent Commencement: Section 1.03 Earlier of 10/1/97 or date store opens

Lease Expiration: Section 1.03 Ten years after Commencement Date

Early Termination: Section 2.02 Landlord's option

       Sales Amount:  Breakpoint

       Period: Any year after 3rd Lease Year

       Notice date: 30 days   Remedy: Terminate lease or increase minimum rent
                                      by 15%

Gross Sales Reports: Section 3.02 Yes

       Monthly by 15th   Annually 30 days after anniversary of Commencement Date

Percentage Rent: 6%

       Breakpoint:  Yrs 1 & 2 $929,100; yrs 3 & 4 $984,750;
                    yrs 5 & 6 $1,041,150; yrs 7 & 8 $1,097,700;
                    yrs 9 & 10 $1,153,350

       Payable: Section 2.02 Monthly after Breakpoint

CAM: Prorata (with 80% floor)

HVAC: Prorata

Tax: Section 2.04 Prorata (with 80% floor)

Advertising & Promotion: Section 17.01(b) $7,000/yr. ($3.12/sq. ft.)
       adjusted annually by advertising rates in St. Louis but not to exceed 5% increase in years 1 and 2, and then the greater of 5% or actual.

Radius Restriction: Section 6.03 5 miles

Security Deposit: Section 8.01 $7,000.00

Remodel: Section 5.06 First 3 months of 6th year

Plan Approval Fee: Section 5.03 $1,000.00 maximum

Completion Deposit: Section 5.03(d) $12,500.00

Modification of Signs: Section 10.03 $250 maximum for plan review

                                      LEASE

                              SAINT LOUIS GALLERIA

                 TENANT:  SMART STUFF,  INC.

                 DATE:    May 5, 1997

                                TABLE OF CONTENTS

                                                                                                     PAGE
ARTICLE A            BASIC LEASE PROVISIONS....................................................        1

ARTICLE I            GRANT AND TERM ...........................................................        3
      SECTION 1.01.  Leased Premises and Shopping Center.......................................        3
      SECTION 1.02.  Use of Additional Areas...................................................        3
      SECTION 1.03.  Commencement and Ending Date of Term......................................        3
      SECTION 1.04.  Failure of Tenant to Open.................................................        3
      SECTION 1.05.  Joint Opining ............................................................        3

ARTICLEII            RENT AND REAL ESTATE TAXES................................................        4
      SECTION 2.01.  Minimum Rent..............................................................        4
      SECTION 2.02.  Percentage Rent...........................................................        4
      SECTION 2.03.  Gross Sales Defined.......................................................        4
      SECTION 2.04.  Real Estate Taxes.........................................................        5
      SECTION 2.05.  Additional Rent..........................................................         6
      SECTION 2.06.  Late Charge...............................................................        6
      SECTION 2.07.  Governmental Limitation on Rents and Other Charges .......................        6
      SECTION 2.08.  Automatic Transfer........................................................        7

ARTICLE III          RECORDS AND BOOKS OF ACCOUNT..............................................        7
      SECTION 3.01.  Tenant's Records .........................................................        7
      SECTION 3.02.  Reports by Tenant ........................................................        8

ARTICLE IV           AUDIT.....................................................................        8
      SECTION 4.01.  Right to Examine Books ...................................................        8
      SECTION 4.02.  Audit ....................................................................        8

ARTICLE V            CONSTRUCTION, ALTERATION, RELOCATION AND REMODELING ......................        9
      SECTION 5.01.  Construction Provided by Owner............................................        9
      SECTION 5.02.  Parking Facilities........................................................        9
      SECTION 5.03.  Tenant's Work.............................................................        10
      SECTION 5.04.  Fire Prevention Systems...................................................        11
      SECTION 5.05.  Changes and Additions to Buildings........................................        11
      SECTION 5.06.  Remodeling of Leased Premises.............................................        12
      SECTI0N 5.07.  Construction Reimbursement Cost...........................................        12

ARTICLE VI           CONDUCT OF BUSINESS BY TENANT ............................................        12
      SECTION 6.01.  Use of Premises...........................................................        12
      SECTION 6.02.  Operation of Business.....................................................        13
      SECTION 6.03.  Competition ..............................................................        14
      SECTION 6.04.  Storage, Office Space, Display of Merchandise, Solicitation of Business ..        14
      SECTION 6.05.  Maintain Character of Shopping Center.....................................        14
      SECTION 6.06.  Waste ....................................................................        14
      SECTION 6.07.  Hazardous Substances......................................................        14

ARTICLE VII          OPERATION OF CONCESSIONS..................................................        15
      SECTION 7.01.  Consent of Owner..........................................................        15

ARTICLE VIII         SECURITY DEPOSIT..........................................................        15
      SECTION 8.01.  Amount of Deposit ........................................................        15
      SECTION 8.02.  Use and Return of Deposit ................................................        16
      SECTION 8.03.  Transfer of Deposit ......................................................        16
      SECTION 8.04.  Additional Security Deposit...............................................        16

ARTICLE IX           COMMON AREAS .............................................................        17
      SECTION 9.01.  Control of Common Areas by Owner..........................................        17
      SECTION 9.02.  License ..................................................................        17
      SECTION 9.03.  Tenant's Share of Expenses ...............................................        17

ARTICLE X            SIGNS, CANOPlES, FIXTURES, ALTERATIONS....................................        20
      SECTION 10.01. Installation and Alteration by Tenant.....................................        20
      SECTION 10.02. Tenant Discharge of Liens.................................................        20
      SECTION 10.03. Signs, Displays and Canopies .............................................        21

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
ARTICLE XI           MAINTENANCE OF LEASED PREMISES..............................................   21
      SECTION 11.01. Maintenance by Tenant ......................................................   21
      SECTION 11.02. Maintenance by Owner .......................................................   22
      SECTION 11.03. Rules and Regulations ......................................................   22

ARTICLE XII          SURRENDER OF PREMISES.......................................................   22
      SECTION 12.01. Surrender of Premises and Ownership of Certain Property ....................   22
      SECTION 12.02. Ownership of Property on Premises...........................................   23

ARTICLE XIII         INSURANCE AND INDEMNITY.....................................................   23
      SECTION 13.01. Tenant's Insurance..........................................................   23
      SECTION 13.02. Increase in Insurance Premium...............................................   24
      SECTION 13.03. Identification of Owner ....................................................   25
      SECTION 13.04. Glass ......................................................................   25
      SECTION 13.05. Boiler Insurance.................. .........................................   25
      SECTION 13.06. Owner's Insurance...........................................................   25

ARTICLE XIV          UTILITIES...................................................................   26
      SECTION 14.01. Utility Charges ............................................................   26
      SECTION 14.02. Maintenance of Meters ......................................................   26
      SECTION 14.03. Discontinuance of Services..................................................   26
      SECTION 14.04. Energy Shortage ............................................................   27
      SECTION 14.05. No Overloading .............................................................   27

ARTICLE XV           ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION.............................   27
      SECTION 15.01. Estoppel Certificate .......................................................   27
      SECTION 15.02. Attornment .................................................................   27
      SECTION 15.03. Subordination ..............................................................   28
      SECTION 15.04. Attorney-in-Fact ...........................................................   28

ARTICLE XVI          ASSIGNMENT AND SUBLETTING ..................................................   28
      SECTION 16.01. Consent Required    ........................................................   28
      SECTION 16.02. Owner's Right to Assign Lease...............................................   29
      SECTION 16.03. Change in Ownership........................................................    30
      SECTION 18.04. Continuing Liability of Tenant..............................................   30

ARTICLE XVII         PROMOTIONS FUND, ADVERTISING................................................   30
      SECTION 17.01. Promotions and Advertising Fund.............................................   30
      SECTION 17.02. Mall Credit Card Program ...................................................   31

ARTICLE XVIII        DESTRUCTION AND RESTORATION.................................................   31
      SECTION 18.01. Total or Partial Destruction of Leased Premises ............................   31
      SECTION 18.02. Partial Destruction of Shopping Center......... ............................   32
      SECTION 18.03. Waiver of Subrogation, Limitation of Liability..............................   32

ARTICLE XIX          EMINENT DOMAIN..............................................................   33
      SECTION 19.01. Total Condemnation of Leased Premises                                          33
      SECTION 19.02. Partial Condemnation of Leased Premises.....................................   33
      SECTION 19.03. Condemnation of Shopping Center.............................................   33
      SECTION 19.04. Owner's Damages ............................................................   33
      SECTION 19.05. Tenant's Damages............................................................   33

ARTICLE XX           DEFAULT BY TENANT...........................................................   34
      SECTION 20.01. Right to Terminate the Lease or Tenant's Possession of the Leased Premises..   34
      SECTION 20.02. Right to Relet..............................................................   34
      SECTION 20.03. Payment of Expenses.........................................................   35
      SECTION 20.04. Owner's Right to Cure Defaults  ............................................   35
      SECTION 20.05. Waiver of Rights of Redemption..............................................   35
      SECTION 20.06. Waiver and Subsequent Defaults..............................................   35
      SECTION 20.07. Injunctive Relief ..........................................................   36
      SECTION 20.08. Cumulative Remedies ........................................................   36
      SECTION 20.09. Tenant's Bankruptcy or Insolvency...........................................   36

ARTICLE XXI          DEFAULT BY OWNER............................................................   37
      SECTION 21.01. Notice to Owner.............................................................   37
      SECTION 21.02. Liability of Owner .........................................................   38

                                      LEASE

                                   WITNESSETH:

      In consideration of the payment of the rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Owner and Tenant agree as follows:

ARTICLE A                   BASIC LEASE PROVISIONS

DATE:                       May 5, 1997

OWNER:                      HYCEL PARTNERS I, L.P., a Delaware limited partnership,
                            164 Crestwood Plaza, Suite 200
                            St.Louis, Missouri 63126-1794
                            EIN: 43-1530514


TENANT:                     SMART STUFF, INC., a Missouri corporation

ADDRESS OF TENANT:          1964 Innerbelt Business Center Drive
                            St. Louis, Missouri 63114

TENANT'S TRADE NAME:        THE BUILD-A-BEAR WORKSHOP

LEASED PREMISES:            Store 1440; Mall Level 1; containing approximately
                            2,251 square feet of Floor Area and hatched in black
                            on Exhibit 'A'.

ADDRESS OF LEASED PREMISES: Commonly known as 1440 Saint Louis Galleria
                            St Louis, Missouri 63117

LEASE TERM:                 Ten (10) Lease Years

OUTSIDE DATE:               October 1,1997

    MINIMUM RENT:              ANNUAL        MONTHLY         PER S.F.
Lease Year 1 thru 2         $ 74,328.00     $ 6,194.00       $  33.02
Lease Year 3 thru 4         $ 78,780.00     $ 6,565.00       $  35.00
Lease Year 5 thru 6         $ 83,292.00     $ 6,941.00       $  37.00
Lease Year 7 thru 8         $ 87,816.00     $ 7,318.00       $  39.01
Lease Year 9 thru 10        $ 92,268.00     $ 7,689.00       $  40.99

PERCENTAGE RATE :                   Six percent (6%)

PERCENTAGE BREAKPOINT:

During the first (1st) Lease Year through and including the second (2nd) Lease Year, an amount per annum equal to $929,100.00

During the third (3rd) Lease Year through and including the fourth (4th) Lease Year, an amount per annum equal to $984,750.00

During the fifth (5th) Lease Year through and including the sixth (6th) Lease Year, an amount per annum equal to $1,041,150.00

During the seventh (7th) Lease Year through and including the eighth (8th) Lease Year, an amount per annum equal to $1,097,700.00

During the ninth (9th) Lease Year through and including the tenth (10th) Lease Year, an amount per annum equal to $1,153,350.00

PERMITTED USES:

The display, assembly and sale at retail of make it yourself plush bears and other animals and accessories related to such bears and other animals such as clothes, books, shampoo, jewelry and stickers and for no other purposes.

SECURITY DEPOSIT:                 Seven Thousand Dollars ($7,000.00)
                                                               See Section 8.01.

PROMOTION AND ADVERTISING CHARGE: Seven Thousand Dollars ($7,000.00)
                                                          See Section 17.01 (b).

REMODELING PERIOD:                The first three (3) months of the sixth (6th)
                                                   Lease Year. See Section 5.06.

ARTICLE I GRANT AND TERM

SECTION 1.01. Leased Premises and Shopping Center

      Owner hereby demises and leases to Tenant, and Tenant hereby rents from Owner those certain premises described as the "Leased Premises" in Article A of this Lease (the "Leased Premises"), together with the appurtenances specifically herein granted. The term "Shopping Center" shall mean the Saint Louis Galleria, City of Richmond Heights, St. Louis County, Missouri, together with the buildings and other improvements from time to time located on the land thereunder.

SECTION 1.02. USE OF ADDITIONAL AREAS

      The use and occupation by Tenant of the Leased Premises during the term of this Lease shall include the nonexclusive use in common with others entitled thereto of the "Common Areas", as that term is hereinafter defined; subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Owner.

SECTION 1.03. COMMENCEMENT AND ENDING DATE OF TERM SEE RIDER, PARAGRAPH 1

      (a) The term of this Lease and Tenant's obligation to pay rent hereunder shall commence upon the earlier of the following dates (the "Commencement Date"); (ii) the date on which Tenant shall first open the Leased Premises for business to the public; or (iii) the "Outside Date" set forth in Article A. The Commencement Date shall not be postponed due to any delays by Tenant in mailing or delivery of any of the plans described in Exhibit "B" or due to any changes made to or required by such plans. If requested by Owner, Tenant shall execute an agreement confirming the Commencement Date and expiration date of this Lease.

      (b) If the term of this Lease shall not have commenced within one (1) year of the date hereof, then Owner shall have the right to cancel this Lease by giving Tenant thirty (30) days' notice. If this right is exercised, this Lease shall become null and void, and neither party shall have any further liability or obligation to the other hereunder, and Tenant shall execute an instrument in recordable form containing a release and surrender of all right, title and interest in and to the Leased Premises.

      (c) The term of this Lease shall end on the last day of the last Lease Year provided under the heading "Lease Term" in Article A, unless sooner terminated pursuant to the terms of this Lease.

SECTION 1.04. FAILURE OF TENANT TO OPEN

      Subject to Article XVIII and Section 27.04, in the event that Tenant fails to open the Leased Premises for business fully fixtured, stocked and staffed by the commencement of the term of this Lease as provided in Section 1.03(a), then Tenant shall, in recognition of the difficulty or impossibility of determining Owner's damages, pay to Owner as liquidated damages and not as a penalty, in addition to the Minimum Rent and other charges payable hereunder, a separate charge, payable upon demand, equal to fifty percent (50%) of the Minimum Rent (prorated on a per diem basis, and irrespective of whether payment of Minimum Rent is then abated by other provisions of this Lease) during the period beginning with the Commencement Dale and ending on the date Tenant opens the Leased Premises for business with the public.

SECTION 1.05. JOINT OPENING

ARTICLE XXII          ACCESS BY OWNER...........................................   38
       SECTION 22.01. Right of Entry............................................   38
       SECTION 22.02. Excavation................................................   38

ARTICLE XXIII         PROPERTY WITHIN THE LEASED PREMISES.......................   38
       SECTION 23.01. Payment of Taxes and Fees ................................   38
       SECTION 23.02. Loss and Damage...........................................   38
       SECTION 23.03. Notice by Tenant..........................................   38

ARTICLE XXIV          HOLDING OVER, SUCCESSORS................................     39
       SECTION 24.01. Holding Over..............................................   39
       SECTION 24.02. Successors................................................   39

ARTICLE XXV           QUIET ENJOYMENT.........................................     39
       SECTION 25.01. Owner's Covenant..........................................   39

ARTICLE XXVI          DEFINITION OF TERMS.......................................   40
       SECTION 26.01. Common Areas..............................................   40
       SECTION 26.02. Owner.....................................................   40
       SECTION 26.03. Floor Area................................................   40
       SECTION 26.04. Tenant....................................................   40
       SECTION 26.05. Tenant's Agents...........................................   40
       SECTION 26.06. Lease Year and Partial Lease Year.........................   40
       SECTION 26.07. Guarantor.................................................   41
       SECTION 26.08. Major Store and Major Store Premises......................   41
       SECTION 26.09. Tenant Design Guide.......................................   41

ARTICLE XXVII         MISCELLANEOUS ............................................   41
       SECTION 27.01. Accord and Satisfaction...................................   41
       SECTION 27.02. Entire Agreement .........................................   41
       SECTION 27.03. Relationship of the Parties...............................   42
       SECTION 27.04. Force Majeure.............................................   42
       SECTION 27.05. Notices...................................................   42
       SECTION 27.06. Captions and Section Numbers .............................   42
       SECTION 27.07. Use of Pronoun............................................   42
       SECTION 27.08. Brokerage.................................................   42
       SECTION 27.09. Partial Invalidity........................................   43
       SECTION 27.10. Applicable Law............................................   43
       SECTION 27.11. No Option.................................................   43
       SECTION 27.12. Reimbursement.............................................   43
       SECTION 27.13. Recording.................................................   43
       SECTION 27.14. Liquidated Damages........................................   43
       SECTION 27.15. Tenant's Financial Information............................   43
       SECTION 27.16. Authority.................................................   43
       SECTION 27.17. Consent ..................................................   44
       SECTION 27.18. Right to Change Shopping Center Name......................   44
       SECTION 27.19. Adding and Withdrawing Property...........................   44
       SECTION 27.20. Additional Major Store....................................   44
       SECTION 27.21. Gift Certificates.........................................   44
       SECTION 27.22. Survival of Tenant's Obligations..........................   44
       SECTION 27.23. Trial by Jury Waiver and Counterclaims....................   44
       SECTION 27.24. Rider.....................................................   45
       SECTION 27.25. Exhibits .................................................   45

RIDER...........................................................................    1
EXHIBIT "A"           SITE PLAN.................................................    1
EXHIBIT "B"           IMPROVEMENT OF LEASED PREMISES............................    1
ARTICLE B-1           CONSTRUCTION REQUIREMENTS.................................    1
       SECTION 1.     Structure of Building.....................................    1
       SECTION 2.     Interior Finish ..........................................    1
       SECTION 3.     Utilities.................................................    1
       SECTION 4.     Tenant's Work.............................................    2

ARTICLE B-II        PLANS........................................................    2
      SECTION 1.    Preliminary Plans............................................    2
      SECTION 2.    Working Plans................................................    2
      SECTION 3.    Changes in Working Plans.....................................    3
      SECTION 4.    Construction by Tenant.......................................    4
      SECTION 5.    Miscellaneous................................................    4
      EXHIBIT "C"   RULES AND REGULATIONS........................................    1
      EXHIBIT "C-1" FORM OF LETTER OF CREDIT.....................................    1

ARTICLE II     RENT AND REAL ESTATE TAXES

SECTION 2.01.  MINIMUM RENT

      Tenant agrees to pay to Owner at the address specified In Section 27.05 or at such other place designated by Owner (including without limitation by way of a lock box), without any prior notice or demand therefor and without any deduction or setoff whatsoever, the "Minimum Rent" specified in Article A, in equal monthly installments on or before the first day of each calendar month in advance. Minimum Rent for a fractional calendar month (including the fractional calendar month at the commencement of the term, if any) shall be prorated on a per diem basis. If the term of this Lease includes any Partial Lease Year, as defined in Section 26.06, then Tenant shall pay as Minimum Rant for any Partial Lease Year, the then applicable Minimum Rent payable per annum prorated on a per diem basis with respect to such Partial Lease Year.

SECTION 2.02.  PERCENTAGE RENT

      (a) In addition to the payment of Minimum Rent, Tenant agrees to pay to Owner for each Lease Year as "Percentage Rent" hereunder, an amount equal to the "Percentage Rate" set forth in Article A for the "Gross Sales", as that term is hereinafter defined, for each such Lease Year in excess of the applicable "Percentage Breakpoint" set forth in Article A for each such Lease Year. With respect to each Lease Year, the Percentage Rent shall be due and payable commencing with the calendar month during such Lease Year in which the aggregate Gross Sales for such Lease Year shall first have exceeded the applicable Percentage Breakpoint and thereafter shall be paid monthly on all additional Gross Sales made during the remainder of such Lease Year. Such payments shall be made to Owner not later than the fifteenth (15th) day following each month in which any such excess Gross Sales are made and without any prior notice or demand therefor and without any setoff or deduction whatsoever.

      (b) For the purpose of computing the Percentage Rent payable hereunder with respect to any Partial Lease Year or Lease Year in which there has been an abatement of Minimum Rent as provided in this Lease, the applicable Percentage Breakpoint shall be adjusted to equal the product obtained by multiplying the applicable Percentage Breakpoint by a fraction, the numerator of which is the Minimum Rent paid by Tenant for such Partial Lease Year or Lease Year, and the denominator of which is the Minimum Rent otherwise payable by Tenant had such Partial Lease Year or Lease Year constituted three hundred sixty-five (365) days or had the Minimum Rent been payable without abatement.

SECTION 2.03.   GROSS SALES DEFINED      SEE RIDER PARAGRAPH 2

      The term "Gross Sales" as used herein shall be defined to mean the aggregate amount of the price charged for all goods sold, services rendered and other operations in, on, at or from the Leased Premises by Tenant and all others, whether such sales are evidenced by cash, check, credit charge account, exchange or otherwise and regardless of the amount, if any, of profits realized on any transaction. Gross Sales shall include, but not be limited to, the entire amount of the price charged, whether wholly or partially in cash or credit, from the sale, lease, licensing or delivery of goods, wares and merchandise, whether such sales be made by means of merchandise or other vending or video devices in the Leased Premises, rentals, lottery tickets, food, drinks, sales to Tenant's employees, deposits not refunded to purchasers, service charges for layaway sales, receipts from the sale of gift certificates and merchandise vouchers at the time of sale, not at the time of redemption for merchandise, and for service performed in, on or from the Leased Premises, together with the amount of all orders taken or received, including mail, catalog, telephone, telegraph, electronic mail, at home, or other orders received at the Leased Premises, whether such orders be filled from the Leased Premises or elsewhere and the amounts received from interest on charge accounts and other finance charges, and, if any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any person, firm or corporation other than Tenant pursuant to this Lease, for all receipts of gross sales of such departments or divisions in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant itself. Gross Sales shall not include sales of merchandise for which cash has been refunded or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have been included in Gross Sales and provided that if such refunds or allowances are in the form of credits to customers, such credits shall be included in Gross Sales when used; the sales price of merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange shall be included in Gross Sales; the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, that the amount is paid by Tenant to such governmental authority and that a specific record is made at the time of each sale of the amount of tax. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor, and no reserve or deduction shall be allowed for uncollected or uncollectible charge accounts, bad debts, or other items. Each charge or sale shall be recorded for its full amount, and no deduction or offset thereto shall be permitted for trade-ins, over-allowances for trade-ins, coupons, handling charges for coupons or the equivalent.

SECTION 2.04.    REAL ESTATE TAXES

      (a) Tenant shall pay its proportionate share of the "Real Estate Taxes" which may be levied or assessed against the land, buildings and other improvements owned by Owner in the Shopping Center during the term of this Lease. Said land, buildings and improvements shall hereinafter be referred to as "Owner's Parcel". For purposes of this Section, the term "Real Estate Taxes" shall include all real estate taxes, assessments, water and sewer rents (except water meter charges and sewer rent based thereon) and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, general and special, foreseen and unforeseen, and each and every Installment thereof (including any interest on amounts which may be paid in installments) which shall or may, during the term of this Lease, be levied, assessed, imposed or becomes due and payable with respect to Owner's Parcel, or which Owner is contractually obligated to pay (including, without limitation, payments in lieu of Real Estate Taxes to any governmental or quasi-governmental entity) or which arise in connection with the use, occupancy or possession of or grow due or payable out of or for Owner's Parcel or any part thereof, or which may have been assessed by any taxing body on Owner's Parcel in any calendar year or part thereof during the term of this Lease but which are abated pursuant to ordinances of any taxing body, plus all costs incurred by Owner (including reasonable attorney, consultant and appraiser fees) in contesting or negotiating the Real Estate Taxes, any proposed Real Estate Taxes or any reassessment of Real Estate Taxes with any governmental authority, plus an administrative fee equal to two and one-half percent (2 1/2%) of the total of the foregoing costs and Real Estate Taxes.

      (b) Nothing herein contained shall be construed to include as a tax which shall be the basis of Real Estate Taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Owner, provided, however, that if, at any time after the date hereof the methods of taxation shall be altered so that in lieu of or as a substitute for or in addition to the whole or any part of the Real Estate Taxes now levied, assessed or imposed on the Owner's Parcel, there shall be levied, assessed or imposed a tax on the rents received from the Owner's Parcel, or a tax or license fee imposed upon Owner which is otherwise measured by or based in whole or in part upon Owner's Parcel or any portion thereof, then the same shall be included in the computation of Real Estate Taxes hereunder and computed as if the amount of such tax or fee so payable were that due if Owner's Parcel were the only property of Owner subject thereto.

     (c) Tenant's proportionate share of the Real Estate Taxes shall be the sum obtained by multiplying the total amount of the Real Estate Taxes assessed each calender year on the Owner's Parcel (less any contribution thereto by the Major Stores) by a fraction, the numerator of which shall be the Floor Area of the Leased Premises and the denominator of which shall be the leased and occupied Floor Area of the Owner's Parcel (less the Floor Area of the Major Store Premises) for such calendar year; provided, however, in no event shall such denominator be less than the amount equal to eighty percent (80%) of the average of the total Floor Area of the owner's Parcel available for lease on the first day of each calendar month in such calendar year (less the Floor Area of the Major Store Premises). The Floor Area of the Owner's Parcel in effect for the whole of any calender year shall be the average of the leased and occupied Floor Area in affect on the first day of each calendar month in such calendar year. Tenant hereby waives any right it may have by statute or otherwise to protest the Real Estate Taxes Imposed on the Owner's Parcel, the building or buildings of which the Leased Premises form a part or the Leased Premises; it being agreed that Owner shall have the exclusive right (but not obligation) to contest or compromise any Real Estate Taxes.

      (d) Tenant shall pay to Owner, as Additional Rent, Tenant's proportionate share of Real Estate Taxes in estimated (which estimate may be based on the prior calendar year's actual Real Estate Taxes) equal monthly installments in advance on the first day of each calender month during the term of this Lease. If Owner determines that Owner has underestimated Tenant's proportionate share of Real Estate Taxes, Owner may revise its estimate and adjust Tenant's monthly payments upon written notice to Tenant and such adjusted estimate shall become effective as of the next monthly payment. Within a reasonable time after receipt of the actual tax bill for such calendar year, Owner shall furnish to Tenant a statement showing Tenant's proportionate share of Real Estate Taxes for such calendar year and the payments made by Tenant for such calendar year. If Tenant's aggregate monthly payments are greater than Tenant's proportionate share of Real Estate Taxes with respect to such calendar year, then Tenant shall receive a credit for the excess against future payments of Tenant's proportionate share of Real Estate Taxes becoming due to Owner (or if such excess occurs at the end Of the term or is otherwise incapable of being credited against future payments end provided that Tenant is current in the payment of Minimum Rent, Percentage Rent, Additional Rent and all other sums payable under any of the terms and provisions of this Lease, such excess shall be refunded to Tenant within twenty (20) days after said determination). If Tenant's aggregate monthly payments are less than Tenant's proportionate share of Real Estate Taxes for such calendar year, then Tenant shall pay to Owner the difference within ten
(10) days after receipt of Owner's statement. If the term of this Lease shall begin or end other than on the first or last day of a calendar year, Tenant's proportionate share of the Real Estate Taxes shall be prorated for such calendar year based on a three hundred sixty-five (365) day year. In the event of any dispute in the amount of any payment actually due under this Section. Tenant shall pay the amount according to Owner's bill or statement hereunder. However, such payment shall be without prejudice to Tenant's position, and if the dispute shall be determined in Tenant's favour, by agreement or otherwise, Owner shall issue a credit to Tenant against future payments of Tenant's proportionate share of the Real Estate Taxes for the amount of Tenant's overpayment resulting from such compliance by Tenant. Any tax bill or statement sent by Owner shall be deemed binding and conclusive if Tenant fails to object thereto within thirty
(30) days after receipt thereof.

      (e) Tenant shall be solely responsible for and shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon all trade fixtures, merchandise and other personal property in or upon the Leased Premises whether or not owned by Tenant. Should the taxing authorities include in Real Estate Taxes machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall also pay the entire taxes for such items.

SECTION 2.05.    ADDITIONAL RENT

      Wherever it is provided In this Lease that Tenant is required to make any payment to Owner, such payment shall be deemed to be 'Additional Rent, whether or not the same be designated "Additional Rent". However, such Additional Rent shall not be deemed to be Minimum Rent and shall not be deducted from Percentage Rent or be considered in the computation of Percentage Rent If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of rent thereafter falling due hereunder.

SECTION 2.06.    LATE CHARGE

      Regardless of whether Tenant is in default, if Tenant shall fall to pay when the same is due and payable, any Minimum Rent, Percentage Rent, Additional Rent or any other amounts or charges accruing under this Lease, such unpaid amounts shall bear interest at the lesser of (i) the highest lawful rate of interest that may be charged Tenant under the laws of the state of Missouri or
(ii) the rate of one and one-half percent (1 1/2%) per month (or any fraction thereof) from the date Tenant's payments first due to the date of payment; provided, however, that the payment of such interest shall not excuse or cure any default upon which such interest may have accrued. Nothing contained herein shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same become due and payable hereunder, or limit any other remedy of Owner.

SECTION 2.07.    GOVERNMENTAL LIMITATION ON RENTS AND OTHER CHARGES

      If any law, decision, order, rule or regulation (collectively called "Limiting Law") of any governmental authority shall have the effect of limiting for any period of time the amount of rant or other amounts payable by Tenant to any amount less than the amount required by this Lease, then:

      (a) Throughout the period of limitation, Tenant shall remain liable for the maximum amount of Minimum Rent, Percentage Rent and Additional Rent which are legally payable; and

      (b) When the period of limitation ends, or if the Limiting Law is repealed, or following any order or ruling that substantially restrains or prohibits enforcement of the Limiting Law, Tenant shall pay to Owner, on demand (to the extent that payment of such amounts is not prohibited by law), all amounts that would have been due from Tenant to Owner during the period of limitation but which were not paid because of the Limiting Law; and thereafter Tenant shall pay to Owner Minimum Rent, Percentage Rent and Additional Rent due pursuant to this Lease, all calculated as though there had been no intervening period of limitation.

SECTION 2.08.    AUTOMATIC TRANSFER

      Owner may, at its sole option, upon not less than thirty (30) days prior written notice to Tenant, require Tenant to promptly execute and deliver to Owner any documents, instruments, authorizations or certificates required by Owner to permit Owner to receive payment of Minimum Rent, Additional Rent or any other sums or charges payable under any of the terms and provisions of this Lease by an automated debiting system, whereby any or all of such payments by Tenant (as designated from time to time by Owner) shall be debited monthly or from time to time, as determined by Owner, from Tenant's account in a bank or financial institution designated by Tenant and credited to Owner's bank account as Owner shall designate from time to time. Tenant shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds in Tenant's bank account or any charges imposed on Owner. In the event Tenant elects to designate a different bank or financial institution from which any Minimum Rent, Additional Rent or other sums or charges payable under this Lease are automatically debited, then Tenant shall notify Owner in writing of such change and shall deliver to Owner the required documents, instruments, authorizations and certificates specified in this Section no later than thirty (30) days prior to the date such change is to become effective, Tenant agrees that it shall remain responsible to Owner for all payments of Minimum Rent, Additional Rent and any other sums or charges payable pursuant to the terms and provisions of this Lease, even if Tenant's bank account is incorrectly debited in any given month. Such Minimum Rent, Additional Rent and any other sums or charges shall be immediately payable to Owner upon written demand, Tenant's failure to property designate a bank or financial Institution or to promptly provide appropriate information in accordance with the provisions of this Section 2.08 shall constitute a default of the Lease.

ARTICLE III     RECORDS AND BOOKS OF ACCOUNT


SECTION 3.01.   TENANT'S RECORDS

      (a) For the purpose of ascertaining the amount payable as Percentage Rent, Tenant agrees to prepare (and cause any assignee, licensee, concessionaire or subtenant to prepare) and keep on the Leased Premises or at its principal office for a period of not less than three (3) years following the end of each Lease Year a complete, adequate and accurate set of books and records in accordance with generally accepted accounting principles of Tenant's Gross Sales (and all exclusions therefrom) which shall be sufficient to enable Owner to verify Tenant's Gross Sales for each such Lease Year. These books and records shall show Gross Sales, claimed exclusions from Gross Sales, inventories and receipts of merchandise at the Leased Premises and dally receipts from all sales and other transactions on or from the Leased Premises by Tenant and any other persons conducting any business upon or from said premises. All Gross Sales shall be recorded at the time of sale and in the presence of the customer, and shall be recorded in a point of sale terminal, computer, cash register or registers having a cumulative total, which shall be sealed in a manner approved by Owner and having such other features as shall be approved by Owner. Tenant further agrees to keep on the Leased Premises or at its principal office for at least three (3) years following the end of each Lease Year the sales and occupation tax returns with respect to said Lease Years and all pertinent original sales records. Pertinent original sales records shall include: (i) dally dated cash register tapes, including tapes from temporary registers; (ii) serially numbered sales slips; (iii) the originals of all mail orders at and to the Leased Premises; (iv) the original records of all telephone or facsimile orders at and to the Leased Premises; (v) settlement report sheets of transactions with subtenants, concessionaires and licensees; (vi) original records showing that merchandise returned by customers was purchased at the Leased Premises by such customers; (vii) memorandum receipts or other records of merchandise taken out on approval; (viii) computer disk, tape or other electronic storage device; (ix) such other sales records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales; and (x) the records specified in (i) to (ix) above of subtenants, assignees, concessionaires or licensees. The aforementioned books and records shall be open to inspection and audit by Owner and/or Owner's authorized representatives during regular business hours at any time during the term of this Lease and for a period of at least one
(1) year after the termination of this Lease.

      (b) If In the opinion of Owner's Independent certified accountant Tenant's books and records are inadequate to determine Gross Sales (or any Lease Year, Tenant shall promptly pay to Owner the examination fee, Owner's in-house processing costs, and all other costs associated with any audit and Investigation in accordance with Article IV, and if Tenant falls to provide adequate books and records for any Lease Year within twenty (20) days after notice of such inadequacy, Tenant shall pay Owner, as liquidated damages and not as a penalty (in recognition of the difficulty or impossibility of determining Owner's damages), as Additional Rent for such Lease Year, an amount equal to twenty-five percent (25%) of the amount of the Minimum Rent payable by Tenant for such Lease Year,

      (c) In the event that Owner should commence an audit of Tenants books and records with respect to Gross Sales in accordance with Article IV, then in such case all of such audited books and records shall be kept until such audit is completed, but not to exceed an additional one (1) year, except in the event of litigation concerning any deficiency in Percentage Rent in which case such books and records shall be kept until such litigation Is finally determined by a final, unappealable order of court.

SECTION 3.02.    REPORTS BY TENANT

      (a) Tenant shall submit to Owner monthly on or before the fifteenth (15th) day of each month during the term hereof (including the fifteenth (15th) day of the month following the end of the term of this Lease) at the place then fixed for the payment of rent or such place as designated from time to time by Owner, together with the remittance of Percentage Rent (if any is then due), a written statement signed by Tenant, certified by it to be true and correct and showing in reasonably accurate detail the amount of Gross Sales for the preceding month or fractional month, if any. Tenant shall submit to Owner on or before the thirtieth (30th) day following the end of each Lease Year at the place then fixed for at the place then fixed for the payment of rent a written statement signed by Tenant, duly certified to be true and correct by Tenant and by independent certified public accountants of recognized standing, in a form satisfactory to Owner in scope and substance, and showing in reasonable accurate detail satisfactory in scope to Owner the amount of Gross Sales during the preceding Lease Year or Partial Lease Year and an itemization of all claimed exclusions therefrom. The statements referred to herein shall be In such form and style end contain such details and breakdown as the Owner may reasonably determine. Tenant shall require all concessionaires, licensees and subtenants to furnish similar statements to Owner as part of Tenant's own monthly reports.

      (b) If Tenant shall fall to prepare and deliver any statement of Gross Sales required herein, Owner, in addition to other rights or remedies it may have, shall collect from Tenant Fifty Dollars ($50,00) for each day that any Gross Sales statement is late and may elect to make an audit of all books and records of Tenant, including Tenant's bank accounts, pursuant to Section 4.02, and prepare any statement which Tenant has failed to prepare and deliver. Such audit shall be made and such statement prepared by an accountant selected by Owner. Any statement so prepared shall be conclusive on Tenant, and Tenant shall pay on demand all expenses connected with such audit and the preparation of any such statement and all sums as may be shown by such audit to be due as Percentage Rent.

ARTICLE IV      AUDIT

SECTION 4.01.   RIGHT TO EXAMINE BOOKS

      The acceptance by Owner of payments of Percentage Rent shall be without prejudice to Owner's right is examine the books and records of Tenant and all concessionaires, licensees and subtenants of Tenant as may be permitted hereunder, in order to determine the Gross Sales and Inventories of merchandise at the Leased Premises and to verify the amount of annual Gross Sales in and from the Leased Premises.

SECTION 4.02.   AUDIT

      At its option, Owner may cause at any reasonable time, upon forty-eight
(48) hours' prior notice to Tenant. a complete audit to be made of all business affairs at the Leased Premises and all books and records referred to in Section
3.01 relating to the Gross Sales for the period covered by any statement issued by Tenant as above set forth. If any such audit shall disclose a liability for Percentage Rent to the extent of two percent (2%) or more in excess of the Percentage Rent theretofore computed and paid by Tenant for such period, and/or disclose that the amount of Gross Sales on any statement was understated by two percent (2%) or more of the Gross Sales, then Tenant shall promptly pay to Owner, the examination fee, Owner's in-house processing fee, and all other costs associated with said audit and investigation, the deficiency (which shall be payable in any event) and the appropriate late charge computed according to
Section 2.06. In addition, if any such audit shall disclose ability for Percentage Rent to the extent of four percent (4%) or more or disclose an understatement of the amount of Gross Sales by four percent (4%) or more, or if Tenant shall fail to permit inspection in accordance with the terms of this section, then owner, at its option, may terminate this Lease upon thirty (30) days notice to Tenant of Owner's election to do so, Any information obtained by Owner as a result of such audit shall be held in strict confidence by Owner except as may be necessary for the enforcement of Owner's rights under this Lease (including, without limitation, disclosure to the holder or prospective holder of any encumbrance affecting the Shopping Center or to any bona fide prospective purchaser thereof) or in connection with any tax proceedings or other legal requirements.

ARTICLE V        CONSTRUCTION, ALTERATION, RELOCATION AND REMODELING

SECTION 5.01.   CONSTRUCTION PROVIDED BY OWNER        SEE RIDER PARAGRAPH. 3

      (a) The construction provided by Owner in, of and for the Leased Premises has been or shall be, within a reasonable time hereafter, completed in conformity with Owner's obligations under Article B-l of Exhibit 'B', annexed hereto and made a part hereof; subject, however to delays beyond its reasonable control as described in Section 27.04. Upon completion, Owner will make the Leased Premises available to Tenant for its construction and completion as hereinafter provided. Tenant agrees that Owner may make any changes in the construction provided by Owner which may become reasonably necessary or advisable without the approval of Tenant,

      (c) Owner has made no representations, covenants or warranties with respect to the condition of the Leased Premises and no promises to decorate, alter, repair or improve the Leased Premises before or after the execution hereof except as expressly set forth in this Lease. Tenant further agrees that no representations or promises have been made to Tenant that any other tenants will lease space within the Shopping Center or that Tenant has any exclusive right to sea merchandise, goods or services of any type and character.

      (d) Tenant has inspected the Leased Premises and deems it to be suitable for the type of business to be conducted during the Lease term. Owner has made no warranty of fitness concerning the suitability of the Leased Premises for Tenant's business. Within the four-week period after delivery of possession, Tenant shall give Owner notice of any contended defects in the construction provided by Owner and of any contended variances from the requirements of this Lease. Any defect or variance not so set forth shall be deemed waived by Tenant if Tenant shall fail to give such notice, it shall waive all rights with respect to any defects or variances, and upon the expiration of the four-week period, the Leased Premises shall be conclusively deemed to have been accepted by Tenant, if Tenant shall notify Owner of any contended defects during the four-week period, the Leased Premises shall be conclusively deemed accepted by Tenant subject to the defects or variances set forth in the notice. At any time after the expiration of the four-week period, upon request of Owner, Tenant shall execute a certificate certifying that the Leased Premises were accepted in accordance with the foregoing.

SECTION 5.02.   PARKING FACILITIES

      Subject to Articles XVII and XIX, the Shopping Center shall contain parking areas having such number of parking spaces for passenger type automobiles as Owner deems appropriate. Owner reserves the right at any time to implement a pay parking system or to revert to free parking on all or any part of the parking lots or facilities, Owner may designate certain portions of the parking areas as reserved for the use of certain tenants or customers of certain tenants.

SECTION 5.03.   TENANT'S WORK

      (a) Tenant shall prepare and submit to Owner for written approval its Preliminary Plans as provided in Exhibit "B". Following Owner's approval of Tenant's Preliminary Plans, which approval shall not be unreasonably withheld or delayed, Tenant shall prepare and submit to Owner for written approval complete Working Plans for the Leased Premises as provided in Exhibit "B", prepared by Licensed Missouri Registered Architects and engineers and describing all work which is to be performed by Tenant under this Lease. Such Plans shall be prepared in conformity with the applicable provisions of Exhibit "B" and shall show in sufficient detail the locations of all utilities and partitions, the storefront, all materials and finishes to be used and any other matters which may affect the construction work in the Leased Premises and/or the building of which it forms a part in the event Tenant's said Plans, in the reasonable judgment of Owner or Owner's architect, are incomplete, inadequate or inconsistent with the terms of this Lease, and/or do not conform to the high standards of quality design, motif, decor or quality established or adopted by Owner, and/or would tend to create an imbalance with or be incompatible with Owner's design of the adjoining premises, and/or would subject Owner to additional costs or expenses in the performance of any of its construction, and/or would provide for or require any installation of work which is or might be unlawful or create an unsound or dangerous condition or adversely affect the structural soundness of the Leased Premises or the building of which the same forms a part, and/or would interfere with or abridge the use and enjoyment of any adjoining space in the building in which the Leased Premises are located, Owner may, without any obligation for increased costs or any delay, deny approval of Tenant's proposal Plans. Tenant agrees that within twenty (20) days after written notification of Owner's decision to deny such approval it will submit revised and/or corrected Plans to Owner remedying the objections previously noted. Further, Tenant agrees to pay to Owner within ten (10) days after receipt of an invoice therefor, the reasonable costs incurred by Owner for the review of Tenant's Plans, not to exceed Other Thousand Dollars ($1,000.00).

      (b) Promptly after Owner notifies Tenant that the Leased Premises are ready for commencement of Tenant's Work, Tenant shall commence and thereafter complete at to sole cost and expense, with due diligence and in accordance with good construction practices and applicable legal and insurance requirements, all work required of it under Exhibit "B" and in accordance with its approved Working Plans. If Tenant shall neglect, fail or refuse to commence its work as aforesaid or thereafter neglects, fails or refuses to diligently proceed with and complete its work, then Owner, in addition to other rights or remedies it may have and, after thirty (30) days' notice to Tenant, may (i) complete Tenant's Work at Tenant's expense and thereupon commence the term of this Lease,
(ii) commence the term of this Lease and all of Tenant's payment obligations hereunder, notwithstanding the incompletion of Tenant's Work, or (iii) declare this Lease cancelled and of no further force and offset.

      (c) Tenant may but only with the written consent of Owner, enter the Leased Premises for preliminary work prior to the completion by Owner of its construction, provided that Tenant's Work shall be done in such manner so as not to interfere with any construction being performed or to be performed by Owner and provided also that Tenant's Work does not interfere with any of Owner's labor agreements. Tenants entry on and occupancy of the Leased Premises prior to the commencement of this Lease shall be governed by and subject to all the provisions, covenants and conditions of this Lease other than those requiring the payment of Minimum Rent and other charges, except utility charges.

      (d) All entry on the Leased Premises by Tenant and all work done by Tenant shall be at Tenant's sole risk. Tenant shall furnish to Owner all certificates and approval with respect to work done by Tenant or on Tenant's behalf that may be required from an authority for the issuance of a certificate of occupancy, and Owner shall have no responsibility or liability whatsoever for any loss or damage to any fixtures or equipment installed or left in the Leased Premises. Before entering on the Leased Premises for the performance of Tenant's Work, Tenants shall furnish Owner for the mutual benefit of both Tenant and Owner and its designees a bond naming both Owner and Tenant as beneficiaries and obligees in an amount satisfactory to Owner written by a surety company licenses and authored to issue such bonds in the State of Missouri, guaranteeing the payment and performance of Tenant's Work, free of mechanics', or other liens or in lieu of such bond, Tenant shall deposit with Owner the sum of Twelve Thousand Five Hundred Dollars ($12,500,00), which may be in the form of cash or an irrevocable letter of credit from a national bank in the Metropolitan St. Louis area, payable in St. Louis, Missouri, running in favor of Owner which shall be irrevocable for a period ending not earlier than six (6) months after Tenant has completed Tenant's Work, including the completion of any punchlist items, construction performance guarantee, the same to be held by Owner without liability for interest until Tenant has completed Tenant's Work in conformance with the Working Plans, including the completion of any punchlist items, has received its final occupancy permit, has provided full and final mechanic's and/or materialmen's lien waivers from all contractors, subcontractors and materialmen used in performing Tenant's Work, and has opened for business in the leased Premises. Should Tenant fail to so complete Tenant's Work, obtain such occupancy permit, provide such then waivers, or open for business, Owner may, in addition to any other remedies available to Owner at law or in equity or under this lease, retain said deposit.

      (e) If it shall be necessary or Owner shall deem it consistent to perform any item of Tenant's Work in the Leased Premises in order to permit to continue and complete any of its construction, then Tenant shall cause such work to be commenced on the date fixed by Owner in a written notice to Tenant given at least ten (10) days prior thereto, and Tenant shall thereafter cause such work to be completed with due diligence. If Tenant shall fail to comply with the foregoing, Owner may, at its election, proceed with its construction and, upon the completion thereof or so much thereof as can be completed in the absence of such work by Tenant, Owner shall be deemed to have fulfilled all of Its construction obligations hereunder.

      (f) Tenant and Tenant's Agents agree to use bast efforts during the performance of any construction work to cause no interference to the Shopping Center or any person, firm or corporation doing business in the Shopping Center. During construction of Tenant's Work, Owner shall have the right to reasonably control the usage of the Common Areas by Tenant, Tenant's Agents and contractors for parking, storage, and otherwise. Tenant agrees to employ only union labor and to cause its Independent contractors to employ only union labor (who shall be members of labor unions affiliated and not in conflict with labor unions whose members are employed in connection with construction at the Shopping Center) for all construction work performed by Tenant in the Leased Premises.

      (g) Time is of the essence with respect to Tenant's performance of each of the provisions concerning construction and the opening of the Leased Premises tor business.

      (h) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to open the Leased Premises for business with the public until (i) Tenant shall have submitted to Owner an affidavit certifying the names of all contractors, subcontractors and materialmen used in performing Tenant's Work In the Leased Premises, and (ii) Tenant shall have delivered to Owner a permanent certificate of occupancy or its equivalent for the Leased Premises. Nothing contained in this paragraph (h) shall be deemed to delay the Commencement Date or Tenant a obligation to commence paying rent as required by Section 1.03 of this Lease. Within ninety (90) After Tenant opens the Leased Premises for business with the public, Tenant shall deliver to Owner duly executed full mechanic's and/or materialmen's lien waivers from all contractors, subcontractors and materialman used in performing Tenant's Work

SECTION 5.04.       FIRE PREVENTION SYSTEMS

      (a) If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler system", fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenants use of the Leased Premises or alterations performed by Tenant; or

      (b) If any law, regulation, or order or if any bureau, department, or official of the Federal, State, and/or Municipal Governments shall require or recommend the Installation of fire extinguishers, a 'sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Leased Premises or alterations performed by Tenant; or

      (c) If any such installation, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said Board or Exchange, from time to time, or by any fire insurance company as a result of the use of the Leased Premises whether or not the same is a permitted use under Section 6.01;

then Tenant shall, at Tenant's sole cost and expense, promptly make such Installations within the Leased Premises and make such changes, modifications, alterations, or the installation of additional sprinkler heads or other required or recommended equipment. If Tenant fails to perform its obligation under this Section, Owner may, at Owner's option after giving Tenant fifteen (15) days prior written notice, enter upon the Leased Premises and put, provide same or place same in good order, condition and repair; and the cost thereof plus a fifteen percent (15%) administrative charge shall become due and payable as Additional Rent by Tenant to Owner upon demand, but nothing contained in this sentence shall be deemed to impose any duty upon Owner or affect in any manner the obligations placed upon Tenant by this Section.

SECTION 5.05.    CHANGES AND ADDITIONAL TO BUILDINGS   SEE RIDER. PARAGRAPH. 4.5

      Owner hereby reserves the right at any time to make alterations, additions or diminutions to, and to build additional stories on, any building in the Shopping Center, including the building in which the Leased Premises are contained, and to build adjoining the same. Owner also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations, additions or diminutions thereto, to build additional stories on any such building or buildings, to build adjoining same and to construct multi-deck, elevated or subsurface parking facilities. Owner shall have the right to erect in connection with any of the foregoing temporary scaffolds and other aids to construction on the exterior of the Leased Premises, provided that access to the Leased Premises shall not be denied. Owner may make any use it desires of the side or rear walls of the Leased Premises, provided that such use shall not encroach on the interior of the Leased Premises. Owner also reserves the right to install, maintain use, repair and replace pipes, ducts, mains, columns, conduits, wires and appurtenant fixtures leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof. The purpose of the site plan attached hereto as Exhibit "A" is to show the approximate location of the Leased Premises. Owner reserves the right at any time to relocate the premises of any tenant (excluding Tenant), buildings, automobile parking areas, and other Common Areas shown on said site plan.

SECTION 5.06.     REMODELING OF LEASED PREMISES

      (a) Provided that Tenant has not completed a substantial remodeling of the Leased Premises by the end of the fifth (5th) Lease Year, then during the "Remodeling Period", set forth in Article A, Tenant shall, at its sole cost and expense remodel the Leased Premises (meaning painting wall, surfaces, replacing carpeting and floor covering, replacing wall covering, repairing and refurbishing display fixtures, to like new condition, cleaning and relamping light fixtures, replacing or repainting ceiling tiles and such other items that have experienced more than ordinary wear and tear so that the Leased Premises has a new and "fresh" look in keeping with the first class quality of the Shopping Center) in accordance with plans and specifications approved by Owner (the 'Remodeling Work'). Tenant shall not commence the Remodeling Work until the plans and specifications for the Remodeling Work have been approved by Owner. For purposes of performing the Remodeling Work, Tenant may, with Owner's prior approval, close the Leased Premises during the Remodeling Period as is necessary to perform the Remodeling Work; provided, however, there shall be no abatement of the Minimum rent and the other charges payable under the Lease during such period Tenant shall close the Leased Premises to perform such Remodeling Work. Tenant shall reimburse Owner (or the reasonable costs incurred by Owner for the review of Tenant's plans and specifications for the Remodeling Work within ten
(10) days after receipt of an invoice therefor.

      (b) If Tenant shall fall to complete the remodeling Work prior the expiration of the Remodeling Period then, without limiting Owner's other remedies and in consideration of the failure to realize increased Gross Sales which the parties anticipate would be generated by reason of the Remodeling Work, at Owner's option, (i) the Minimum Rent (as the same may have been increased pursuant to the other provisions of this Lease) otherwise payable by Tenant during the balance of the term, shall be deemed automatically increased by twenty-five percent (25%) commencing with the first month after the expiration of the Remodeling Period, and continuing thereafter throughout the remainder of the term, or (ii) Owner shall have the right to terminate into Lease; by giving notice thereof to Tenant within ninety (90) days after the expiration of the Remodeling Period. If Owner so elects to terminate this Lease, then this Lease shall terminate sixty (60) days alter such notice to Tenant.

SECTION 5.07.      CONSTRUCTION REIMBURSEMENT COAT

      The cost of operating, maintaining, repairing and replacing the central ventilating and all conditioning service shall be allocated according to the provisions of Section 9.03.

ARTICLE VI         CONDUCT OF BUSINESS BY TENANT

SECTION 6.01.      USE OF PREMISES

      (a) Tenant shall use the Leased Premises solely for the "Permitted Uses" set forth In Article A and for no other purposes whatsoever. Tenant shall conduct business in the Leased Premises solely under the "Trade Name" set forth in Article A and under no other name whatsoever. Tenant shall use the name "Saint Louis Galleria" in its local business address and advertising. Tenant shall not sell lottery tickets, raffle tickets or any kind of gaming tickets from the Leased Premises.

      (b) In the event that Tenant, at any lime during the term of this Lease, shall use or permit others to use the Leased Premises for any purpose other than the Permitted Uses without obtaining the prior written consent of Owner, and Tenant shall not cease using the Leased Premises for such non-permitted use within ten (10) days after written notice from Owner. In addition to Owner's other rights and remedies hereunder or at law or in equity, it is hereby mutually agreed that the Minimum Rent during the period Tenant shall use the Leased Premises for such non-permitted use shall be automatically increased to one hundred twenty-five percent (125%) of the Minimum Rent otherwise payable for such period.

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
     (c) Tenant will not use, permit or suffer the use of the Leased Premises for any business or purpose which is in violation of any law or the rules or regulations of any public authority. Tenant shall, at its sole cost and expense, promptly comply with all present and future laws, regulations or rules of any county, state, federal and other governmental authority and any bureau or department thereof, and of the National Board of Fire Underwriters, or any other body exercising similar function, which may be applicable to the Leased Premises, including the making of any required structural changes thereto and including the making of any changes, alterations, or additions in the fire detection and prevention system or equipment. If Tenant shall install any electrical equipment that overloads the lines in the Leased Premises, Tenant shall make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction thereover. Tenant shall not conduct catalogue sales in or from the Leased Premises, except of merchandise which Tenant is permitted to sell "over the counter" in or at the Leased Premises pursuant to the provisions of this Section.

     (d) The plumbing facilities of the Leased Premises shall not be used for any purpose other than that for which they were constructed, nor shall any substances be disposed of in such facilities which may clog, erode, or damage the plumbing, pipes, lines or conduits of the Shopping Center, whether through the utilization of "garbage disposal" units or otherwise. If Tenant is permitted to use and uses the Leased Premises for the sale, preparation, or service of food, Tenant shall install and maintain all grease traps that may be necessary or desirable to prevent the accumulation of grease or other wastes in the plumbing facilities servicing the Leased Premises, shall install all fire extinguishing devices required by local codes and/or Owner's insurance carrier and keep such devices in good working order and repair, shall install all necessary exhaust systems, filters and ducts, and shall install a garbage disposal system. Tenant shall clean all grease traps at least monthly and, if provided by Owner, Tenant shall participate in and pay to Owner within ten (10) days after receipt of an invoice therefor, the cost of providing cleaning or treatment services to the plumbing facilities to prevent the accumulation of grease and other wastes in the plumbing facilities servicing the Leased Premises. If Tenant fails to perform its obligations under this Section, Owner may, at Owner's option after giving Tenant fifteen (15) days notice, enter upon the Leased Premises and put the same in good order, condition and repair; and the cost thereof plus a fifteen percent (15%) administrative charge shall become due and payable as Additional Rent by Tenant to Owner upon demand, but nothing contained in this sentence shall be deemed to impose any duty upon Owner or affect in any manner the obligations placed upon Tenant by this Section. Tenant shall not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry. Tenant shall not install, operate or maintain any heavy item of equipment in the Leased Premises, except in such manner as to achieve a proper distribution of weight. Tenant shall not use the roof of the Leased Premises for any purposes. Tenant shall not use any exterior walls of the Leased Premises other than the storefront as provided herein. Tenant shall be responsible for the expense of any breakage, stoppage or damage resulting from a violation of these provisions where it is caused by Tenant, Tenant's Agents, customers or invitees.

SECTION 6.02.  Operation of Business

     (a) Tenant shall continuously and uninterruptedly use, occupy and operate all of the Leased Premises during the entire term of this Lease for the Permitted Uses with due diligence and efficiency and in a high grade and reputable manner so as to produce the optimum amount of Gross Sales which may be produced by such manner of operation, unless prevented from doing so by causes listed in Section 27.04. Subject to inability by reason of strikes or labor disputes, Tenant shall provide adequate personnel and shall carry at all times in the Leased Premises a full and complete stock of seasonable merchandise of such size, character and quality as shall be reasonably designed to produce the maximum amount of Gross Sales. Tenant shall keep the Leased Premises open for business to the public continuously during all business hours and days designated by owner from time to time as the hours for the Shopping Center, which designated hours shall at a minimum require Tenant to be open for business Monday through Saturday 10:00 A.M. to 9:30 P.M. and Sunday 11:00 A.M. to 6:00 P.M., and for such additional hours as may be designated by Owner from time to time. Tenant shall install and maintain at all times displays of merchandise in the display windows (if any) of the Leased Premises. Tenant shall keep the display windows and the signs on the Leased Premises well lighted during the hours commencing one-half (1/2) hour before through one-half (1/2) hour after the hours for the Shopping Center. Tenant shall not, during the hours and days that the Leased Premises are required to be open for business under this Lease, lock, barricade or otherwise prevent access into the Leased Premises through any door opening onto the mall or sidewalk adjacent to the Leased Premises.

     (b) If Tenant fails to (i) keep the Leased Premises open during the hours and days that the Leased Premises are required to be open for business to the public under this Lease, (ii) operate all of the Leased Premises in the manner required under this Lease, or (iii) adequately stock or staff the Leased Premises, then Tenant shall, in recognition of the difficulty or impossibility of determining Owner's damages, pay to Owner, upon demand, as liquidated damages and not as a penalty and in addition to the Minimum Rent and other charges payable under this Lease, a separate charge equal to one-thirtieth (1/30th) of the monthly Minimum Rent for each and every day that the Leased Premises are not open or are not fully operated or in which such hours are not maintained in accordance with the provisions of this Section.

SECTION 6.03.       COMPETITION

      In consideration of the fact that Owner has agreed to accept a percentage of Tenant's Gross Sales as a portion of the rent during the term of the Lease, neither Tenant nor any of Tenant's affiliates, subsidiaries or parent corporations (collectively "Tenant's Affiliates") shall directly or indirectly engage in any similar or competing business within a radius or five (5) miles from the outside boundary of the Shopping Center, in the event that Tenant or Tenant's Affiliates, during the term of this Lease, directly or indirectly, owns, operates, acquires, engages in, or is in any manner interested in, any such business in violation of this provision, it is hereby mutually agreed that if said improper competition occurs within the first five (5) years of the term of this Lease, then for the remainder of the term, the annual Minimum Rent (for the unexpired term) shall be the greater sum of the following; (i) the highest annual Minimum Rent and Percentage Rent paid by Tenant during any Lease Year that Tenant has been a tenant in the Leased Premises, or (ii) the sum of one hundred fifty percent (150%) of the then applicable annual Minimum Rent and that if said improper competition occurs after the first five (5) years of the term of this Lease (if any), then for the remainder of the term, the annual Minimum Rent (for the unexpired term) shall be the greater sum of the following:
(i) the highest annual Minimum Rent and Percentage Rent paid by Tenant during any Lease Year that Tenant has been a tenant in the Leased Premises, or (ii) the sum of one hundred twenty-five percent (125%) of the then applicable annual Minimum Rent. The provisions of this Section shall not apply to any business operated by Tenant or Tenant's Affiliates under another trade name for an unrelated use or existing businesses of Tenant operated for the same use as the Leased Premises on the date of this Lease.

SECTION 6.04. STORAGE, OFFICE SPACE, DISPLAY OF MERCHANDISE, SOLICITATION OF
              BUSINESS

      (a) Tenant shall warehouse, store and/or stock in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Leased Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant not located in the Shopping Center.

      (b) Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business in the Leased Premises.

      (c) Neither Tenant nor Tenant's Agents shall display any merchandise outside the Leased Premises in the Common Areas or in any way obstruct the malls or sidewalks adjacent thereto or conduct any sale or similar undertaking in these areas.

SECTION 6.05.       MAINTAIN CHARACTER OF SHOPPING CENTER

      Tenant shall not permit the Leased Premises, or any part thereof, to be used as sleeping quarters or for any immoral purposes or in any manner which causes odors, excessive noises or otherwise constitutes a nuisance or which may injure the building or the reputation, character or appearance of the Shopping Center or which may disturb, inconvenience, annoy or cause complaints by other tenants of the Shopping Center. No auction, fire, going out of business, liquidation, distress or bankruptcy sales or any other similar practices may be conducted in the Leased Premises without the previous written consent of Owner.

 SECTION 6.06.       WASTE

      Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or use the Leased Premises for any extra-hazardous purpose or in any manner that will violate, suspend, void, or serve to increase the premium rate of or make inoperative any policy or policies of insurance of any kind whatsoever at any time carried on any property, buildings or improvements in the Shopping Center, or any part thereof, including the Leased Premises.

 SECTION 6.07.       HAZARDOUS SUBSTANCES              SEE RIDER PARAGRAPH 6

      Tenant and Tenants Agents shall not (i) use, store, generate, treat, sell or dispose in, on, from or about the Leased Premises, any "Hazardous Substances" (hereinafter defined), or (ii) permit the use, storage, generation, treatment, selling or disposal in, on, from or about the Leased Premises or the Shopping Center of any Hazardous Substances, except Hazardous Substances in such amounts and of such types that are commonly and customarily used in the cleaning and maintenance of retail stores and in a manner that complies with all laws, rules, regulations, ordinances, codes and any other governmental restriction or requirement of all federal, state and local government authorities having jurisdiction thereof regulating such Hazardous Substances ("Governmental Regulations"), permits issued for any such Hazardous Substances (which permits Tenant shall obtain prior to bringing any Hazardous

 Substances in, on or about the Leased Premises or the Shopping Center) and all producers' and manufacturers' instructions and recommendations to the extent they are stricter than Governmental Regulations. "Hazardous Substances" or "Hazardous Substance" as used in this lease shall mean any substances or substance now or hereafter designated as, or containing components designated as, hazardous, dangerous, toxic or harmful and/or subject to any Governmental Regulations, Including, without limitation, asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid or other fluids containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million and petroleum products in any form. Tenant shall: (i) promptly, timely, and completely comply with all Governmental Regulations now or hereafter pertaining to the use, discharge, handling, transportation, disposal, treatment, generation, storage, sale or presence on the Leased Premises of Hazardous Substances; and (ii) allow Owner or Owner's agents or representatives to enter onto the Leased Premises at all times to check Tenant's compliance with all applicable Governmental Regulations regarding Hazardous Substances. Any and all costs incurred by Owner and associated with Owner's inspection of the Leased Premises and Owner's monitoring of Tenant's compliance with this Section, including Owner's attorneys' fees and costs, shall be deemed Additional Rent and shall be due and payable to Owner immediately upon demand by Owner, Tenant shall indemnify, defend and save Owner, its partners, managers, agents and employees harmless from and against any and all damages, penalties, costs and other liabilities (including Owner's attorneys' fees and costs and the cost of any remedial or abatement activities), arising during the term of this Lease or anytime thereafter, directly or indirectly, from the use, discharge, handling, transportation, disposal, treatment, generation, storage, existence or sale of Hazardous Substances, during the term of this Lease in on from or about the Leased Premises except to the extent such use, discharge, handling, transportation, disposal, treatment, generation, storage, existence or sale of Hazardous Substances resulted solely from the actions of Owner. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

ARTICLE VII         OPERATION OF CONCESSIONS

SECTION 7.01.       CONSENT OF OWNER

      Tenant shall not permit any business to be operated in or from the Leased Premises by any concessionaire, licensee or franchisee without the prior written consent of Owner, which Owner may in Its sole and absolute discretion elect to give or withhold despite any statutory provision to the contrary.

ARTICLE VIII         SECURITY DEPOSIT

SECTION 8.01.       AMOUNT OF DEPOSIT

      (a) Tenant, contemporaneously with the execution of this Lease (except as hereinafter otherwise provided), shall deposit with Owner the "Security Deposit" set forth in Article A (the "Deposit"), which may be In the form of either (i) Cash Deposit (the "Cash Deposit"), or (ii) an automatically renewable irrevocable Letter of Credit (the "LC Deposit").

      (b) If Tenant elects the Cash Deposit, the Cash Deposit shall be held by Owner, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be performed. Owner shall not be required to hold the Cash Deposit as a separate fund, but may commingle it with other funds.

      (c) If Tenant elects the LC Deposit, Tenant shall deposit with Owner an Irrevocable Letter of Credit from a national bank in the metropolitan St Louis, Missouri area payable in St. Louis, Missouri, running in favor of Owner. The Letter of Credit shall be irrevocable for the term of this Lease and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the term of this Lease without any action whatsoever on the part of Owner, provided that the issuing bank that have the right not to renew the Letter of Credit by giving written notice to Owner not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew the letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain the Letter of Credit with Owner through the date which is sixty (60) days after the expiration of the term of this Lease). The form and terms of the Letter of Credit (and the bank issuing the Letter of Credit) shall be in the form attached to this Lease at Exhibit "C-1". Tenant, contemporaneously with the execution of this Lease shall deliver to Owner a copy of the form of Letter of Credit to be issued by Tenant's bank for approval by Owner, and Tenant shall deliver the actual Letter of Credit to Owner within five (5) days after the execution of this Lease. Tenant further covenants that it will not assign or encumber the Letter of Credit or any part thereof and that neither Owner nor its successor or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than sixty (60) days after the expiration of the term of this Lease or the issuing bank notifies Owner that it will not renew the Letter of Credit, Owner will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be effective not later than sixty (60) days prior to the expiration of the existing Letter of Credit), irrevocable and automatically renewable as above provided to sixty (60) days after the end of the term of this Lease upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Owner. However, (i) if the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, or (ii) If Tenant fails to maintain the Letter of Credit the amount and terms set forth in this Article VIII, Tenant, at least sixty (60) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Article VIII, shall deposit with Owner cash security in the amount required by and to be held subject and In accordance with, all the terms and conditions set forth in this Article VIII, failing which the Owner may present such Letter of Credit to the bank, in accordance with the terms of this Article VIII and the entire sum secured thereby shall be paid to Owner, to be held by Owner as provided in this Article VIII.

 SECTION 8.02.       USE AND RETURN OF DEPOSIT

      In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, Owner at its option may appropriate and apply the entire Deposit, or so much thereof as may be necessary, to compensate Owner for loss or damage sustained or suffered by Owner due to such breach on the part of Tenant. Should the entire Deposit, or any portion thereof, be appropriated and applied by Owner for the payment of overdue rent or other sums due end payable to Owner by Tenant hereunder, then Tenant shall, upon the written demand of Owner, forthwith remit to Owner in cash a sufficient amount to restore the Deposit to the original sum deposited. Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. The use application or retention of the Deposit by Owner shall not prevent Owner from exercising any other right or remedy provided for under this Lease or at law or in equity and shall not limit any recovery to which Owner may otherwise be entitled. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental and other charges herein provided or as it falls due and all other sums payable by Tenant to Owner here under, the Deposit shall be returned in full to Tenant within sixty (60) days of the end of the term of this Lease.

SECTION 8.03.       TRANSFER OF DEPOSIT

      Owner may assign its Interest in the Deposit or deliver the Deposit to any mortgagee of the Shopping Center. Further, Owner may deliver the Deposit to the purchaser or other transferee of Owner's interest in the Leased Premises, and thereupon Owner shall be discharged from any further liability with respect to the Deposit. Tenant agrees to look solely to the purchaser or transferee for the return of the Deposit. Tenant may not mortgage, assign or encumber the Deposit, and Tenant agrees that neither Owner nor any of its successors shall be bound by any such mortgage, assignment or encumbrance. In the event of the foreclosure of any first mortgage encumbering the Shopping Center or any part thereof or a conveyance in lieu of foreclosure, the party who succeeds to title by reason thereof shall have no obligation for return of the Deposit

SECTION 8.04.       ADDITIONAL SECURITY DEPOSIT

      If Tenant commits a default (either monetary or non-monetary) more than two (2) times in any three hundred sixty-five (365) day period, irrespective of whether or not such default is cured, then (i) If Tenant was not initially required to provide a Deposit with the execution of this Lease, Tenant shall, within ten (10) days after written demand by Owner, deliver to Owner a Deposit in the amount of three (3) times the then applicable monthly Minimum Rent to be held in accordance with the provisions of this Article VIII or (ii) If Tenant initially provided a Deposit to Owner with the execution of this Lease, Tenant shall, within ten (10) days after written demand by Owner, deliver to Owner the amount necessary to increase the Deposit to four (4) times the then applicable monthly Minimum Rent.

ARTICLE IX          COMMON AREAS

SECTION 9.01.       CONTROL OF COMMON AREAS BY OWNER  SEE RIDER, PARAGRAPHS 4, 5

      All Common Areas shall at all limes be subject to the exclusive control and management of Owner and to such rules and regulations as Owner may from time to time establish, modify and enforce. Owner shall have the right to make changes, additions, deletions, alterations or improvements in and to the size, shape or both of said Common Areas and in the number, type, style and location of any or all aspects of the facilities, fixtures, equipment, signs or other property therein or thereon; to construct, maintain and operate lighting facilities on all said areas; to construct and lease kiosks on any part of said areas; to permit entertainment events, advertising displays, artistic displays, educational displays and other displays in said areas; to police the same; from time to time to change the area, level, location and arrangement or parking areas and other facilities herein referred to; to restrict parking by tenants, their officers, agents and employees to designated parking areas; to loss all or any portion of the Common Areas or facilities to such extent as may, in the opinion of Owner's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Owner shall determine to be advisable with a view to the improvement of the convenience and use thereof by Owner, tenants, their officers, agents, employees and customers. Tenant, Tenant's Agents, customers and other invitees shall not use the Common Areas for the solicitation of business, the distribution of advertisements, filers or handbills of any nature; for sound trucks or other amplifying devices; or for solicitation for membership in or contributions to any organization or association of any kind without the prior written approval of Owner, which Owner may in its sole and absolute discretion elect to give or withhold. The right of Tenant's Agents to use such Common Areas shall be limited to the periods during which such Agents shall be engaged in the pursuit of Tenant's business. Owner will operate and maintain the Common Areas In such manner as Owner, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Owner shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas. Nothing contained herein shall be deemed to create any liability upon Owner for any damage to or loss of motor vehicles of Tenant's customers or Agents or for loss of property, from within such motor vehicles, unless caused by the negligence of Owner.

SECTION 9.02.       LICENSE

      All Common Areas not within the leased Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall the diminution of such areas be deemed a constructive or actual eviction.

 SECTION 9.03.      TENANT'S SHARE OF EXPENSES        SEE RIDER, PARAGRAPH 7

      (a) During each calendar year during the term hereof, Tenant shall pay to Owner, in addition to the rentals specified In Article II, as Additional Rent, and at the times and In the manner hereinafter set forth, its prorata share of the "Net CAM Costs" for such calendar year. For purposes of this Lease, "Net CAM Costs" shall be defined as the costs included In Paragraph (l)-(3) below for each such calendar year less the contribution received by Owner, if any, from any Major Store in the Shopping Center as a reimbursement to Owner for "Net CAM Costs" for each such calendar year.

      Net CAM Costs shall include:

            (1) Operating Costs: All sums incurred by Owner in connection with operating, maintaining, equipping, inspecting, protecting, repairing, replacing, insuring, cleaning, improving, altering and lighting the Common Area, including but not limited to the following: the maintenance, repair, replacement, rental, depreciation, cost recovery and/or reserve for replacement of the following: all property, furniture, fixtures, plantings, landscaping, security devices, equipment and systems and other equipment located on or used in the operation of the Common Area; any heating, ventilating, air conditioning, emergency water, sprinkler, escalators, elevators, telephone, cable television, electrical, gas, domestic water, storm drainage and sewer systems; all identification, directional and other signs and markers; all other items serving the Common Areas; all personal property taxes and other charges relating to the Common Area; all salaries, fees, wages, payroll and social security taxes, workers' compensation and unemployment insurance and other benefits of all personnel, including without limitation supervisory personnel and all independent contractors engaged in the operation, management, maintenance and/or security of the Common Areas; on-site management, accounting and attorneys' fees; all necessary tools, materials, and supplies; supplying and cleaning employees' uniforms and/or work clothes; the cost of, installation and maintenance of Christmas and other seasonal decorations; periodic depreciation calculated in accordance with generally accepted accounting principles of the cost or expense of any repair, maintenance, renovation or replacement of any part of the Common Area, including fixtures, furnishings and equipment therein, the cost of which is not paid out of insurance proceeds, plus interest thereon at the then applicable interest rate therefor (as determined by Owner); all costs relating to separate employee parking areas, including, but not limited to the cost of any shuttle services Owner may provide and the cost of transportation services; resurfacing, restriping, repair and maintenance of the parking decks and other parking areas; repair end maintenance of the roof of the Shopping Center, and the cost for pest extermination and removal of ice, snow, trash, rubbish, debris, garbage and other refuse.

            (2) Utility Costs: The cost of providing all utility services to the Common Area, including, without limitation, the charges, surcharges and other costs or taxes levied or imposed for electricity to operate the lighting, exhaust, signage, heating, ventilating, elevator, escalator and air conditioning systems; and the charges for water, sprinkler, telephone, cable television, gas, sewer and refuse services to the Common Area.

            (3) Administrative Costs: Owner's administrative, office and overhead costs In an amount equal to fifteen percent (15%) of the total of all of the Operating Costs and Utility Costs.

      (b) Tenant's prorata share of the Net CAM Costs shall be determined by multiplying the total amount of Net CAM Costs for each calendar year during the term by a fraction the numerator of which shall be the Floor Area of the Leased Premises and the denominator of which shall be the leased and occupied Floor Area of the Shopping Center (less the Floor Area of the Major Store Premises and any promises which do not front on the enclosed mall) for such calendar year in which such costs ware incurred; provided, however, in no event shall such denominator be less than the amount equal to eighty percent (80%) of the average of the total Floor Area of shopping center available for lease on the first day of each calendar month in such calendar year (less the Floor Area of the Major Store Premises and any premises which do not front on the enclosed mall). The Floor Area of the Shopping Center in effect for the whole of any calendar year shall be the average of the leased and occupied Floor Area in effect on first day of each calendar month in such calendar year.

      (c) In addition to the payment of its share of Net CAM Costs, Tenant shall also pay to Owner during each calendar year during the term hereof, as Additional Rent and at the times and in the manner hereinafter set forth, its prorata share of the "Tenant VAC Costs." For purposes of the Lease, Tenant VAC Costs shall mean all costs of operating, maintaining, altering, improving, repairing and replacing the central ventilating and air conditioning equipment serving the Leased Promises and other areas in the Shopping Center concurrently using said service. Tenant's prorata share of the Tenant VAC Costs shall be determined by multiplying the total monthly amount of said costs by a fraction, the numerator of which shall be the Floor Area of the Leased Premises and the denominator of which shall be the Floor Area of all premises in the Shopping Center fronting on the enclosed mall which concurrently use said service as of the last day of the calendar month in which such costs were incurred. Said monthly payments shall be due to Owner within ten (10) days after Owner has billed Tenant for the same and shall be paid without any deduction or setoff whatsoever. The costs included in Tenant VAC costs are not duplicative of the costs included in Net Cam Costs.

      (d) Payment of Tenant's prorata share of the Net CAM Costs and the Tenant VAC Costs shall be made as follows:

            (1) Tenant shall pay to Owner upon the Commencement Date of the term and on the first day of each calendar month during the term thereafter such amounts estimated by Owner to be Tenant's monthly prorata share of the Net CAM Cost. Owner may adjust said estimated monthly amounts upon written notice to Tenant on the basis of Owner's experience and reasonably anticipated costs and said adjusted estimates shall become effective as of the next monthly payment.

            (2) Within ninety (90) days following the end of each calendar year, Owner shall furnish to Tenant a statement covering such year just expired, certified as correct by an independent public accountant or by an authorized representative of Owner, showing the Net CAM Costs for such year and the payments made by Tenant with respect to such year. If Tenant's aggregate monthly payments are greater than Tenant's prorata share of the Net Cam Costs with respect to such year, then Tenant shall receive a credit for the excess against future payments of Tenant's share of Net CAM Costs becoming due to Owner (or such excess occurs at the end of the term or is otherwise incapable of being credited against future payments and provided that Tenant is current in the payment of Minimum Rent, Percentage Rent, Additional Rent and all other sums payable under any of the terms and provisions of this Lease, such excess shall be refunded to Tenant within twenty (20) days after said determination). If said payments are less than man Tenant's prorata share, then Tenant shall pay to Owner the difference within twenty
            (20) days after said determination.

            (3) Within ninety (90) days following the end of each calendar year, Owner may furnish to Tenant a statement covering such year just expired, certified as correct by an independent public accountant or by an authorized representative of Owner, showing the Tenant VAC Costs for such year end the payments made by Tenant with respect to such year. If Tenant's aggregate monthly payments are greater than Tenant's prorate share of the Tenant VAC Costs with respect to such year, then Tenant shall receive a credit for the excess against future payments of Tenant's share of the Tenant VAC Costs becoming due to Owner (or if such excess occurs at the end of the term or is otherwise incapable of being credited against future payments and provided that Tenant is current in the payment of Minimum Rent, Percentage Rent, Additional Rent and all other sums payable under any of the terms and provisions of this Lease, such excess shall be refunded to Tenant within twenty (20) days after said determination). If said payments are less than Tenant's prorata share, then Tenant shall pay to Owner the difference within twenty
            (20) days after said determination. If no adjustment is required, Owner will not furnish a statement

      (e) Provided that Tenant is not in default under any terms or provisions of this Lease, Owner shall make its records relating to the Net CAM Costs and to the calculation of Tenant's prorata share thereof for the immediately preceding calendar year available for Tenant's Inspection at Owner's principal place of business or at another place designated by Owner during normal business hours and within thirty (30) business days after receiving a written request from Tenant to Inspect the same. Tenant shall deliver to Owner a copy of the results of such inspection within fifteen (15) days of its receipt by Tenant. Tenant agrees that it will not engage a contingent fee auditor of perform Tenant's inspection and that Tenant's auditor will be an independent certified public accountant or a qualified full-time employee of Tenant. Tenant, its auditor, and the officers, employees and agents of each, shall treat such records and the results of such inspection, including any compromise, settlement or adjustment between Owner and Tenant, in strict confidence and shall not divulge the information contained in such records or the results of such inspection to any other person, entity, tenant or Major Store at any time. Prior to exercising its right to inspect Owner's records, Tenant shall cause its auditor to execute a confidentiality and indemnification agreement acknowledging that the records and results of the inspection of such records including any compromise, settlement or adjustment between Owner and Tenant, shall be held in strict confidence and shall not be disclosed in any manner whatsoever without the prior written consent of Owner, which consent may be withheld in Owner's sole discretion, unless disclosure is required pursuant to any litigation between Owner and Tenant in which the subject matter of the litigation involves the records or the inspection of such records, or if required by law. Tenant understands end acknowledges that the foregoing provisions concerning confidentiality are of material importance to Owner and that any violation of these provisions shall result in immediate and irreparable harm to Owner. If Tenant, its officers, employees and agents and/or the auditor violate the provisions of this subparagraph (e), Owner, in addition to any rights and remedies at law or In equity, shall have the right to terminate Tenant's right to audit in the future pursuant to this subparagraph (e). Tenant shall indemnity and hold Owner harmless from and against all claims, suits, proceedings, actions, damages, liabilities, losses, costs and expenses, inducing reasonable attorney's fees, arising out of or related to any breach of the provisions of this subparagraph
(e) by Tenant and/or its auditor. Tenant's obligations under this subparagraph
(e) shall survive the expiration or earlier termination of this Lease.

      (f) If the term of this Lease shall begin or end other than on the first or last day of the calendar year or a calendar month, all charges which apply to a full calendar year or a calendar month shall during those fractional years and/or months be billed and adjusted on the basis of such fraction. Tenant's obligation to pay its prorata share of the Net CAM Costs and the Tenant VAC Costs for the period under the Lease (and any interest or late charge which might apply) shall survive the termination of the Lease, and Tenant recognizes that for the final Lease Year the final reconciliation of this charge may occur after the termination date,

      (g) In the event of any dispute in the amount of any payment actually due under this Section. Tenant shall pay the amount according to Owner's bill or statement hereunder. However, such payment shall be without prejudice to Tenant's position, and if the dispute shall be determined in the Tenant's favor, by agreement or otherwise, Owner shall credit Tenant the amount of Tenant's overpayment resulting from such compliance by Tenant. A bill or statement setting forth the amount of any payment due Owner under this Section shall be deemed binding and conclusive if Tenant fails to object thereto within thirty
(30) days after receipt thereof.

      (h)   Notwithstanding anything to the contrary contained in this Lease,
(i) any security service that may be provided by Owner is intended solely for the operation and benefit of the Common Areas and not for the benefit or protection of the Leased Premises or any other premises occupied by Tenant and
(ii) Owner shall not be liable in any manner whatsoever to Tenant or to any third party by reason of Owner's act or failure to act in providing or maintaining any security In the Shopping Center,

ARTICLE X SIGNS, CANOPIES, FIXTURES, ALTERATIONS

SECTION 10.01. Installation and Alterations by Tenant

      (a) All fixtures installed by Tenant shall be completely new or like new and installed by Union Labor, Tenant shall not make or cause to be made any alterations, additions or improvements of any kind or nature to the Leased Premises or install or cause to be installed any trade fixtures, signage, floor coverings, interior or exterior lighting or plumbing fixtures or make any changes to the storefront without first obtaining Owner's written approval and consent, which Owner may in its sole and absolute discretion elect to give or withhold. Tenant shall make no adjustment, alteration or repair to any part of the sprinkler or fire alarm system in or serving the Leased Premises without the prior approval of Owner and Owner's property insurance carrier or representative. Tenant shall present to Owner plans and specifications for such work at the time approval is sought in a form satisfactory to Owner.

      (b) Insofar as is possible, any work done pursuant to this Section shall be performed so as not to interfere with the operations of other tenants in the Shopping Center or with the operations of Owner. Activities that in Owner's judgment do interfere with other tenants or Owner shall be conducted at times other than during normal store hours and in the manner reasonably specified by Owner. All alterations, Improvements and additions to the Leased Premises shall be made in a good and workmanlike manner and in accordance with all applicable laws and insurance requirements. Immediately when made or installed, alterations, improvements and additions shall be deemed to have attached to the freehold and to have become the property of Owner and shall remain for the benefit of Owner at the end of the term, or other expiration of this Lease, in as good order and condition as they were when installed, reasonable wear and tear excepted; provided, however, if prior to the termination of this Lease, or within twenty (20) days thereafter, Owner so directs. Tenant shall promptly remove the additions, improvements, fixtures and installations which were placed in the Leased Premises by Tenant or Tenant's Agents and which are designated in said notice and shall repair any damage occasioned by such removal and repairs at Tenant's expense. In the event of making such alterations, improvements and/or additions as herein provided. Tenant shall indemnify and save Owner harmless from all expense, liens, claims or damages to either persons or property arising out of or resulting from undertaking or making of said alterations, additions and improvements.

      (c) Tenant shall not decorate, paint or in any other manner alter, and shall not Install or affix any device, fixture or attachment upon or to the exterior of the Leased Promises or of any building or any part thereof in the Shopping Center, including the roof or canopy thereof, without the prior written consent thereto of Owner, which Owner may in its sole and absolute discretion elect to give or withhold. If Tenant shall do any of the foregoing acts in contravention of this provision, Owner shall have the right to remove any such decoration, paint, alteration, device, fixture or attachment and restore the Leased Premises to the condition thereof prior to such act, and the cost of such removal and restoration shall be paid by Tenant as Additional Rent payable in the month next following such removal and restoration.

      (d) All store fixtures or trade fixtures, wall coverings, carpets and drapes shall remain the property of Tenant.

      (e) Tenant shall not make any alterations, repairs or installations, or perform any other work to the Leased Premises unless, prior to the commencement of such work, Tenant shall obtain (and during the performance of the work keep in force) public liability and workers' compensation insurance to cover every contractor to be employed. The policies shall be non-cancelable without thirty
(30) days' notice to Owner and shall be carried with companies reasonably satisfactory to Owner. Prior to the commencement of the work, Tenant shall deliver duplicate originals or certificates of such Insurance policies to Owner.

SECTION 10.02. Tenant Discharge of Lions

      Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialmen which might be or become a lien, encumbrance or charge upon the Leased Premises or the income therefrom, and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Owner in the Leased Premises or in the Shopping Center might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or Tenant's Agents or any notice of contract by a party engaged by Tenant or Tenant's Agents to work in the Leased Premises shall be filed against the Leased Premises or the Shopping Center, Tenant shall, within twenty-four (24) hours of receipt thereof, give notice to Owner of such lien and shall within ten (10) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall that to cause such lien or notice of lien to be discharged with the period provided, then Owner, in addition to any other rights or remedies may, after giving Tenant notice of its intention, but shall not to obligated to, discharge the same by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings without inquiring into the validity thereof; and in any such event, Owner shall be entitled, if Owner so elects, to defend any prosecution of any action for foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount paid by Owner and all costs and expenses, including attorneys' fees, incurred by Owner in connection therewith, together with interest thereon at the rate specified in Section 2.06 from the respective dates of Owner's making of the payment or incurring of the cost and expense shall be paid by Tenant to Owner on demand, as Additional Rent.

SECTION 10.03. Signs, Displays and Canopies

      (a) Tenant shall not erect, install, maintain or permit any signs, insignias, decals or other advertising or display devices, illuminated or otherwise, on the exterior of the Leased Premises or of any building or part thereof in the Shopping Center, or on, in or about the windows or doors of any such building or elsewhere within a distance of seven (7) feet from the storefront which shall be visible to public view outside the Leased Premises without the prior approval thereof in writing by Owner, which Owner may in its sole and absolute discretion elect to give or withhold. Tenant shall not erect, install, maintain or permit any easel signs, pedestal signs or banners on the interior or exterior of the Leased Premises, Tenant shall promptly, on notice from Owner, remove the sign or advertising or display device erected or maintained in violation of this provision. If Tenant fails to remove same promptly upon receipt of notice from Owner to such effect, Owner may enter upon the Leased Premises and cause such sign or advertising or display device to be removed, and the cost of such removal and restoration shall be paid by Tenant as Additional Rent for the month next following such removal. Tenant shall, at its own expense, maintain and keep in good repair all signs, advertising and display devices in or about the Leased Premises and shall save Owner harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same. All signs shall be in accordance with Owner's sign specifications referred to as "Graphic & Signage Criteria" in the Tenant Design Guide. Upon vacating the Leased Premises, Tenant shall remove all signs and repair all damage caused by such removal. If Tenant requests Owner's consent during the term of this Lease to modify, change or install a new storefront sign, then Tenant shall pay Owner (whether or not Owner consents thereto) the reasonable costs incurred by Owner for the review of the plans and specifications for such new or modified storefront sign within ten (10) days after receipt of an invoice therefor, not to exceed Two Hundred Fifty Dollars ($250.00).

      (b) If Owner shall deem It necessary to remove any sign in order to paint or to make repairs, alterations, or improvements to the Leased Premises or to the building of which the Leased Premises are a part, Owner shall have the right to do so at its sole cost provided that Owner shall reinstall such sign at its sole cost and indemnify and hold Tenant harmless from all costs, expenses and liability in connection with the removal and reinstallation of such sign.

ARTICLE XI MAINTENANCE OF LEASED PREMISES

SECTION 11.01. Maintenance by Tenant

      (a) Subject to the provisions of Articles XVIII and XIX hereof, during the term of this Lease, Tenant shall keep the Leased Premises (including the entire storefront thereof) in a careful, safe, clean and proper manner and shall maintain in good order and condition, make replacements and repairs to the Leased Premises and every part thereof, including, without limiting the generality of the foregoing, all plumbing, sewerage (including the flow to the main sewer line), all air conditioning and heating facilities (other than the ventilating and air conditioning supply main originally installed by Owner) exclusively serving the Leased Premises, the sprinkler system within the Leased Premises, fixtures, leasehold improvements, interior wells, floors, ceilings, sides, storefronts, security gates, windows, doors, door closures and other door appliances and appurtenances, glass, showcases, skylights, all electrical facilities, utilities, meters and equipment, including lighting fixtures, lamping, fans, and electric motors, all telephone equipment and facilities (including all conduit, wires and cables to the telephone terminal location outside the Leased Premises), all other appliances and equipment of every kind and nature, all landscaping upon or attached to the Leased Premises, and all vestibules, entrances and returns located within the Leased Premises. In addition, Tenant shall maintain and keep clean any loading platform, truck dock and/or maneuvering space thereof which is used by Tenant (notwithstanding the fact that the same may be deemed to be a portion of the Common Areas). Tenant shall employ a firm satisfactory to Owner engaged in the business of maintaining air conditioning systems to maintain the air conditioning system serving the Leased Premises, to inspect said system at least once every year, and to report in writing to Owner and Tenant the results of each such inspection and the repairs and/or replacements recommended by such firm. Tenant shall promptly make the repairs and/or replacements so recommended. Tenant shall comply at its sole cost and expense with the applicable rules and regulations governing refuse removal in, on and from the Leased Premises.

Tenant shall participate in any recycling program designated by Owner or required by law and comply with the applicable rules and regulations governing such program.

      (b) Should Tenant, with Owner's approval, install, use, keep or maintain all conditioning or other equipment on the roof of the building of which the Leased Premises form a part, Tenant agrees to assume primary responsibility for the maintenance and repair of that portion of the root where such installation is made, and such installation and the operation, maintenance and repair thereof shall be made in such manner that the rights of Owner under any roofing bond or roof guaranty then in force shall not be affected or voided thereby. Tenant agrees to be solely responsible for all damages to Owner and/or other tenants in the Shopping Center resulting from the installation, operation, maintenance and/or repair of such air conditioning equipment.

      (c) If Tenant fails to perform its obligations under this Section, Owner may, at Owner's option, after giving Tenant fifteen (15) days prior written notice, enter upon the Leased Premises and put the same In good order, condition and repair; and the cost thereof plus a fifteen percent (15%) administrative charge shall become due and payable as Additional Rent by Tenant to Owner upon demand, but nothing contained in this sentence shall be deemed to impose any duty upon Owner or affect in any manner the obligations placed upon Tenant by this Section.

SECTION 11.02.  Maintenance by Owner

      Subject to the provisions of Articles XVIII and XIX hereof and Section
11.01 and during the term of this Lease, Owner shall keep in good order and repair the central ventilating and air conditioning system, the ventilating and air condoning supply main to the Leased Premises originally installed by Owner, the foundations, exterior walls (excluding the Interior of all walls and the exterior and interior of all storefronts, windows, doors, glass and showcases), downspouts, gutters and roof (excluding skylights and interior ceilings) of the Leased Premises, except for any damage thereto caused by any act, negligence or omission of Tenant, Tenant's Agents and/or Invitees and except for reasonable wear and tear. It is an express condition precedent to all obligations of Owner to repair and maintain that Tenant shall have notified Owner in writing of the need for such repairs or maintenance. Other than as herein provided, Owner shall not be responsible to maintain or make any improvements, repairs and/or replacements of any kind in or upon the Leased Premises.

SECTION 11.03. Rules and Regulations

      The rules end regulations appended to this Lease as Exhibit "C" are hereby made a part of this Lease, and Tenant and Tenant's Agents agree to comply with and observe the same. The failure to keep and observe said rules and regulations shall constitute a breach, of the terms of this Lease as if the same were contained herein as covenants. Owner reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Leased Premises and the Shopping Center. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations and amendments thereto and supplements thereof, provided the same shall apply uniformly to all tenants similarly situated In the Shopping Center.

ARTICLE XII SURRENDER OF PREMISES

SECTION 12.01. SURRENDER OF PREMISES END OWNERSHIP OF CERTAIN PROPERTY

      (a) Upon the termination of this Lease, Tenant shall surrender to Owner, without notice, the Leased Premises and all keys thereto Including, without limitation, all buildings,improvements, apparatus and fixtures, except moveable trade fixtures and furniture installed by Tenant, at Tenant's sole expense without contribution (whether directly or indirectly) from Owner then upon the Leased Premises, in as good condition and repair as the same shall be at the commencement of the term of this Lease, reasonable wear and tear excepted.

      (b) Tenant shall remove all property of Tenant including Tenant's storefront signage, and all alterations, equipment, machinery, additions and improvements made or installed from time to time by either party hereto, in, upon or about the Leased Premises as to which Owner shall have made the election herein before provided in Section 10.01(b), repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition they were prior to the installation of articles so removed. Should Tenant fail to effect such removal or make the necessary repairs or restoration, Owner may do so, and Tenant hereby agrees to reimburse Owner for all reasonable costs and expenses incurred therewith. All property not so removed shell be the property of Owner, and upon the termination of this Lease, shall be surrendered to Owner by Tenant without any Injury, damage or disturbance thereto or payment therefor. Owner's said property shall include but not be limited to all components of the heating, air conditioning (if any), plumbing and electrical systems, lighting fixtures (including track light systems). all escalators, elevators, dumbwaiters, conveyors and all partitions (whether removable or otherwise).

SECTION 12.02. Ownership of Property on Premises

      Moveable trade fixtures, furniture, signs and other personal property installed or placed in the Leased Premises at the cost of Tenant or Tenant's Agents without contribution (whether directly or indirectly) from Owner shall be the property of Tenant or such Agent, and Tenant shall remove the same prior to the termination of this Lease. Tenant shall at its own cost and expense completely repair any and all damage to the Leased Premises resulting from or caused by such removal. If Tenant fails to remove any of such property, Owner may at its option retain all or any of such property, In which case title thereto shall thereupon vest In Owner, or Owner may remove from the Leased Premises and dispose of in any manner all or any of such property, in which case Tenant shall, upon demand, pay to Owner the actual expense of such removal and disposition and the repair of any and all damage to the Leased Premises resulting from or caused by such removal. The provisions of this Section shall survive termination of this Lease.

ARTICLE XIII INSURANCE AND INDEMNITY

SECTION 13.01. Tenant's Insurance

      (a) Tenant shall procure and from the date of this Lease or the date Tenant takes physical possession of the Leased Premises, whichever of said dates shall first occur, through the term of this Lease maintain in full force and effect, at its sole cost and expense, with respect to the Leased Premises and the business of Tenant and any approved subtenant, licensee or concessionaire, the following insurance in standard form generally in use in the State of Missouri and satisfactory to Owner with responsible insurance companies satisfactory to Owner, having a general policy holder's rating of not less then "A" and a financial rating of Class XV, or its equivalent, as rated in the most current available "Best's Key Rating Guide" and authorized to do business in said State:

            (1) Commercial general liability insurance including property damage, with minimum limits shown below for any accident or occurrence resulting in bodily injury to or the death of one person, consequential damages arising therefrom and damage to property, with minimum limits shown below for any accident or occurrence resulting in body injury to or the death of more than one person, consequential damages arising therefrom, and property damage.

            Commercial General Liability (occurrence form) with the following minimum limits:

(i)   General Aggregate                             $ 1,000,000.00
(ii)  Products/Completed Operations Aggregate         1,000,000.00
(iii) Personal & Advertising Injury                   1,000,000.00
(iv)  Each Occurrence                                 1,000,000.00
(v)   Fire legal Liability                               50,000.00
and

            an Umbrella Liability policy with the following minimum limits:

(I)      Each Occurrence           $2,000,000.00
(II)     Aggregate                 $2,000,000.00

            (2) Fire Insurance (with extended coverage and vandalism and malicious mischief coverage), water damage and sprinkler leakage insurance insuring all of Tenant's personal property, trade fixtures, decorations, merchandise, inventory, furniture, signs, floor covering, wall covering, glass, improvement, betterments and equipment in the Leased Premises;

            (3) Contractual liability insurance covering the insuring provisions of this Lease and the performance by Tenant of the Indemnity agreement In Section 13.03;

            (4) Workers' Compensation Insurance to comply with the applicable laws of the State of Missouri; and

            (5) Liquor Liability or "Dram Shop" Liability Insurance in an amount equal to the maximum liability for which Tenant may be held under the laws of the State in which the Leased Premises are located if Tenant is permitted pursuant to Section 8.01 of the Lease to sell beer, wine or other alcoholic liquors or beverages in the Leased Premises. If Tenant shall be unable to procure such insurance, then the sale of alcoholic beverages shall be suspended in the Leased Premises until such date as such insurance is maintained by Tenant as herein provided. In addition, Tenant's indemnification obligations under Section 13.03 shall extend to damage resulting from risks insurable by "dram-shop" or liquor liability insurance.

Said insurance shall name Owner and, at Owner's request, the holder of any Mortgage, as an additional insured for the full amount of the insurance herein required with respect to the operations and activities of Tenant and Tenant's Agents on or in connection with the Shopping Center and shall contain provisions that Owner, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or Tenant's Agents. All of said insurance policies shall be primary policies not contributing with and not in excess of coverage which Owner may carry. With respect to each and every policy of such Insurance and each renewal thereof, Tenant, at the beginning of the term of this Lease and thereafter not less than thirty (30) days prior to the expiration of any such policy, shall furnish Owner with a certificate of insurance executed by the insurer involved which shall contain, in addition to the matters customarily set forth in such a certificate under standard insurance industry practices, an undertaking by the insurer to give Owner thirty (30) days' prior written notice of any cancellation or change in scope or amount of coverage of such policy and to pay Owner first for its loss in the event of payment for a covered loss.

      (b) The minimum limits on any insurance maintained by Tenant shall not limit Tenant's liability under Section 13.03 hereof. Any Insurance required to be carried under this Lease may be carried under a blanket policy covering the Leased Premises and other locations of Tenant, provided that Owner shall be named as an additional insured thereunder, as its interests may appear. If Tenant elects to include the Leased Premises in blanket coverage, Tenant may deliver to Owner a duplicate original of the blanket insurance policy or a certificate evidencing such insurance instead of the original of the policy. Tenant agrees to permit Owner at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Leased Premises for which policies or copies thereof are not delivered to Owner.

      (c) If Tenant shall not comply with its covenants contained in this Section, Owner may after giving Tenant fifteen (15) days prior written notice, obtain such insurance and, in such event, Tenant agrees to pay the premium for such insurance. Further, if Tenant shall fail to deliver any certificate of insurance when due, Owner, in addition to other rights or remedies it may have, shall collect from Tenant Fifty Dollars ($50.00) for each day that said certificate is late.

SECTION 13.02. INCREASE IN INSURANCE PREMIUM

      (a) Tenant agrees that it will not use, suffer or permit the Leased Premises, or any part thereof, to be used or occupied for any purpose contrary to the requirements of any insurance underwriters or rating bureaus, Tenant further agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy or in any manner increase the cost of insurance to Owner above and beyond the normal cost of such insurance for the use permitted above and for the type and location of the building of which the Leased Premises are a part or which may result in the imposition of a penalty or additional charge by Owner's Insurance company or the National Board of Fire Underwriters. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Owner on said premises or the building of which they are a part, resulting from Tenant's use of the Leased Premises, or from the type of merchandise sold by Tenant or Tenant's Agents in the Leased Premises, whether or not Owner has consented to such use or merchandise. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule, issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the insurance on the Leased Premises.

      (b) In the event Tenants occupancy causes any increase of premium for the fire, boiler and/or casualty rates on the Leased Premises and/or the Shopping Center property or any part thereof, above the rate (or the least hazardous type of occupancy legally permitted in the Leased Premises, Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. Tenant also shall pay In such event any additional premium on the rent insurance policy that may be carried by Owner for the protection against rent loss through fire. Bills for such additional premiums shall be rendered by Owner to Tenant at such times as Owner may elect and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, Additional Rant

SECTION 13.03. Indemnification of Owner

      (a) Subject to Section 18.03, Tenant will indemnify, defend and save harmless Owner from and against all "Claims", as that term is defined in subsection (c) hereof. In connection with loss of life, bodily injury and/or damage to property arising from or out of any occurrence (i) in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part any act or omission of Tenant, its agents, employees, servants, subtenants, licensees or concessionaires, including, without limitation, the following: any death or injury (whether physical or non-physical) to persons or any damage to property that may result by reason of the present or future lack of repair of the Leased Premises or any part thereof or caused by or resulting from any acts of God or the elements, or the wiring, equipment, furnishings, utilities, fixtures, apparatus, signs, advertising, display devices, awning or other covering therein or thereof, or plumbing, gas, water, steam, snow, ice or other pipes, or any sewerage, leakage, or the use, misuse or disuse of the Leased Premises, any part thereof, or any equipment, furnishings or fixtures therein, or any person or persons lawfully or unlawfully upon the Leased Premises or any part thereof, including Tenant, Tenant's Agents, customers and invitees, or any act, omission or neglect of any such person, or in any manner whatsoever growing out of the past, present or future condition or use of the Leased Premises or any part thereof, or (ii) the Common Areas or any part thereof due directly or indirectly to the act, negligence or omission of Tenant, Tenant's Agents, customers or invitees,

      (b) Tenant shall at its cost defend any Claims against Owner with respect to the foregoing or in which Owner may be impleaded. Tenant shall pay, satisfy and/or discharge any judgments, orders and decrees which may be rendered against Owner in connection with the foregoing.

      (c) As used herein, "Claims" shall mean all claims, suits, proceedings, actions, demands, causes of action, responsibility, liability, judgments, executions, damages, loss and expense (including attorney's fees).

SECTION 13.04. Glass

      All glass, both exterior and interior, is installed and maintained at the sole risk of Tenant. In the event of any damage, Tenant shall, at its expense, promptly replace all glass in or on the Leased Premises with glass of the same kind, size and quality, or such other glass as may be required under any law or regulation. In the event that Tenant shall fail to replace any broken or damaged glass, Owner shall have the right to replace the same, and the cost thereof plus a fifteen percent (15%) administrative charge shall be paid by Tenant as Additional Rent payable in the month next following such replacement.

SECTION 13.05. Boiler Insurance

      Tenant shall carry at its own expense Broad Form Boiler and Machinery Insurance on all air conditioning equipment, boilers and other pressure vessels and systems, whether fired or unfired, installed by Tenant and used on the Leased Premises.

SECTION 13.06. Owner's Insurance

      (a) Owner shall at all times during the term hereof maintain in effect a policy or policies of insurance covering the buildings on Owner's Parcel, including Tenant's permanent leasehold Improvements, but not Tenant's moveable trade fixtures, merchandise, Inventory, or other items used in Tenant's trade or business, in amount at least equal to eighty percent (80%) of full replacement cost (exclusive of the cost of excavations, foundations and footings), providing protection against any peril generally included within the classification "All Risk" (or at Owner's option, other special Broad Form coverages), together with Insurance against vandalism and malicious mischief and, at Owner's option, sprinkler leakage. Owner's obligation to carry the Insurance provided for herein may be brought within the coverage of a blanket policy or policies of Insurance.

      (b) Tenant shall pay to Owner within ten (10) days after presentation of a bill therefore, as Additional Rent hereunder, Tenant's proportionate share of all premiums end deductible charges for procuring and maintaining (i) the Insurance referred to the Section 13,00(a) and (ii) rent, casualty, earthquake, flood, multi-risk and public liability Insurance (including umbrella coverage) and any other Insurance maintained by Owner on the Shopping Center, (Including the Common Areas end Owners property at the Shopping Center), plus an administrative fee equal to fifteen percent (15%) of the total of such foregoing costs (the "Insurance Costs"), Tenant's proportionate share of the

Insurance Costs shall be calculated by multiplying the Insurance Costs for the applicable billing period (less any contribution thereto by the Major Stores} by a fraction, the numerator or which shall be the Floor Area in the Leased Premises and the denominator of which shall be the Floor Area in the Shopping Center (less the Floor Area of the Major Store Premises) which Is leased and occupied on the date the bill is rendered, provided, however, in no event shall such denominator be less than the amount equal to eighty percent (80%) of the total Floor Area available for lease in the Shopping Center (less the Floor Area of the Major Store Premises) as of the date the bill is rendered. If the term of this lease shall begin or end other than on the first or last day of an insurance billing period, Tenant's proportionate share of Insurance Costs shall be prorated on a per diem basis for such billing period. In the event of any dispute in the amount of any payment actually due under this Section, Tenant shall pay the amount according to Owner's bill or statement hereunder. However, such payment shall be without prejudice to Tenant's position, and if the dispute shall be determined in Tenant's favor, by agreement or otherwise, Owner shall pay to Tenant the amount of overpayment resulting from such compliance by Tenant. Any bill or statement setting forth the amount of any payment due Owner under this Section shall be deemed binding and conclusive If Tenant falls to object thereto within thirty (30) days after receipt thereof.

ARTICLE XIV    UTILITIES

SECTION 14.01. Utility Charges

      (a) Tenant shall, at Tenant's sole cost and expense, contract in its own name and pay for all electric current, telephone, fresh, water, gas. sewer and other utility services used or consumed by Tenant In the Leased Premises (other than ventilating and air conditioning service as described in paragraph (b) below) or in any sign of Tenant's In the Shopping Center, together with all taxes or other charges levied on or associated with such utilities in case any such utility charges are not paid by Tenant when due. Owner after giving Tenant fifteen (15) days prior written notice, may pay the same to the utility company or department furnishing the same, and any amounts so paid by Owner are hereby agreed and declared to be Additional Rent payable hereunder which shall be due and payable with the next Installment of rent thereafter falling due under this Lease. Owner may require Tenant to Install, at Tenant's expense, submeters for certain utility services provided to the Leased Premises. Notwithstanding the foregoing, if Owner shall supply any utility services to the Leased Premises or If a submeter is installed for any of said utilize, Tenant shall pay to Owner as billed (but no more than monthly) for the utility service so supplied or submetered at the same rates which Tenant would pay to the utility company supplying such utility service if such utility service were supplied by such utility company to Tenant by direct meter; provided, however, in no event shall such reimbursement by Tenant be less than Owner's actual cost of providing such services. Any such charges for service supplied by Owner shall be due and payable within ten (10) days alter billing therefor by Owner.

      (b) Owner shall construct, at its initial cost, central ventilating and air conditioning equipment providing service to the Leased Premises, the Common Areas and other tenants in the Shopping Center, Specifically, Owner shall supply to the Leased Premises ventilating and air conditioning service of up to 1.5 CFM per square foot by installing main supply and return ducts to the Leased Premises in a location selected by Owner. Tenant shall, at its cost, install a fan powered variable air volume mixing box with electric resistance healing coil, temperature controls and all distribution ductwork, fans, diffusers, vents, smoke dampers) and return grills in the Leased Premises and will submit plans and specifications therefor to Owner for approval as provided in Section
5.03 above. Should Tenant require additional air conditioning or ventilation, Tenant shall at its cost be responsible for the additional equipment, supply, ducts and returns.

      (c) Owner shall not be liable in damages or otherwise for the quality, quantity or interruption of any utility or other services to the Leased Premises (whether or not furnished by Owner) from the date of possession of the Leased Premises by Tenant or the dale of commencement of this Lease, whichever shall first occur. The construction, erection and location of all utilities, including poles, wires, conduits, and pipes, serving the Leased Premises from any point in or adjacent to the Shopping Center shall be subject at all times to the approval of Owner.

SECTION 14.02. MAINTENANCE OF METERS

      Tenant shall keep all meters and submeters serving the Leased Premises in good order and repair, whether or not they are located in the Leased Premises.

SECTION 14.03. DISCONTINUANCE OF SERVICES SEE RIDER PARAGRAPH

      Owner may, with ten (10) days' notice to Tenant, or without notice in the case of an emergency, cut off and discontinue trash and rubbish removal (where provided), gas, water, electricity, ventilating, air conditioning service and any or all other utilities or services whenever such discontinuance is necessary in order to make additions, improvements, repairs, replacements or alterations to the Shopping Center or the building therein or during any period in which bills for the same remain unpaid by Tenant. No such action by Owner shall be construed as an eviction or disturbance of possession or as an election by Owner to terminate this Lease, nor shall Owner be in any way responsible or liable for such action.

SECTION 14.04. ENERGY SHORTAGE

      Tenant shall at its sole cost and expense be responsible for conversion of any of the utilities used in the Leased Premises to an alternative energy source to comply with governmental laws, rules, orders and regulations which may be or are in effect. Should it become necessary or desirable because of recommended actions or directives of public authorities to reduce energy consumption within the Shopping Center, Tenant will reduce its energy consumption in accordance with reasonable, uniform and non-discriminatory standards established by Owner.

SECTION 14.05. NO OVERLOADING

      Tenant shall in no event use any of the utility facilities in any way which shall overload or overburden the utility systems. Tenant desires to install any equipment which shall exceed the capacity of any electrical, telephone, water, gas, sewer or other utility facilities or which shall require additional utilities, facilities, Tenant shall not have the right to do so without Owner's prior written approval of Tenant's plans and specifications therefor. If such installation is approved by Owner, and if Owner provides such additional facilities to accommodate Tenant's installation, Tenant agrees to pay Owner, on demand, the costs of providing, maintaining and repairing such additional utility facility or utility facilities of a greater capacity.

ARTICLE XV ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION

SECTION 15.01. ESTOPPEL CERTIFICATE                  SEE RIDER PARAGRAPH 9

      Within days after request therefor by Owner (which thirty (30) period is not subject to any notice and cure periods otherwise provided under this Lease), or in the event that upon any sale, assignment, financing or hypothecation of the Leased Premises and/or the land thereunder by Owner, an estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Owner, certifying (if such be the case) that Owner has completed construction of the Leased Premises, that this Lease is in full force and effect, and that there are no defenses or offsets thereto (or stating those claimed by Tenant) and the dates, if any, to which any rent or charges have been paid in advance. Tenant shall also, upon request by Owner, deliver to Owners:

      (i) Such financial information concerning Tenant and/or any Guarantor hereof and their business operations as may be requested by any mortgagee, purchaser, prospective mortgagee or prospective purchaser of the fee of the Leased Premises (any financial information and any statement delivered pursuant thereto may be relied upon by any mortgagee, purchaser, prospective mortgagee or prospective purchaser of the fee of the Leased Premises; provided, however, that any such financial Information and any such statement shall be utilized only for bona fide business reasons related to such mortgage and/or purchase); and

      (II) An executed and acknowledged instrument amending this Lease in such respects as may be required by any mortgagee or prospective mortgagee under any said first mortgage, provided that any such amendment shall not materially alter or impair any of the rights and remedies of Tenant under this Lease.

SECTION 15.02. ATTORNMENT

      Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Owner covering the Leased Promisee, or upon the sale or other transfer of Owner's interest in this Lease or the Shopping Center attornment to the transferee upon any such foreclosure, sale or transfer end recognize such transferee as the Owner under this Lease. Tenant further agrees upon request to execute and deliver a recordable instrument setting forth the provisions of this Section.

SECTION 15.03. SUBORDINATION             SEE RIDER, PARAGRAPH 10

      This Lease and the estate of Tenant hereunder shall be subject and subordinate to any deed of trust or mortgage lien or charge (jointly, herein referred to as "Mortgage") and to any ground lease, reciprocal Operating and Easement Agreement, reciprocal easement agreement or other operating agreement (jointly, herein referred to as "Agreement") between Owner and any store operating at the Shopping Center which is now or at any time hereafter may be placed upon or affect the Leased Premises and the Shopping Center, and any replacement, renewal, refinancing or extension of any such Mortgage and any modification, amendment or supplement to such Agreement. Any such Mortgage Shall, for the full amount of principal at any time advanced thereon or secured thereby, with interest, be prior and paramount to this Lease and to the rights of Tenant hereunder and all persons claiming through or under Tenant, or otherwise, in the Leased Premises. Tenant, on Tenant's behalf, and on behalf of all persons claiming through and under Tenant, covenants and agrees that Tenant will, from time to time at the request of Owner or the holder of any Mortgage, execute and deliver any necessary or proper instruments or certificates acknowledging the priority of the lien or charge of such Mortgage and/or Agreement to this Lease and the subordination of this Lease thereto. Notwithstanding anything to the contrary in this paragraph, in the event the holder of any such Mortgage elects to have this Lease superior to its Mortgage, then upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said Mortgage (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation), whether this Lease is dated prior or subsequent to the date of such Mortgage, and Tenant shall execute, acknowledge and deliver an instrument in the form used by such encumbrance holder effecting such priority.

SECTION 15.04. ATTORNEY-IN-FACT

      Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 15.02 and 15.03 above as shall be requested by Owner. If fifteen (15) days after the date of a second (2nd) written request by Owner to execute such instruments Tenant shall not have executed the same, Owner may, at its option, cancel this Lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

ARTICLE XVI ASSIGNMENT AND SUBLETTING

SECTION 16.01. CONSENT REQUIRED          SEE RIDER, PARAGRAPH 11

      (a) Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage, or otherwise hypothecate or encumber this Lease, in whole or in part, or any interest therein, nor sublet all or any part of the Leased Premises or permit any other persons (including licensees and concessionaires) to occupy same without the prior written consent of Owner in each Instance, any references elsewhere herein to assignees, subtenants or other persons notwithstanding. In the event that Tenant so requests Owner's consent, Owner may in its sole and absolute discretion arbitrarily give or withhold consent. Any attempted transfer, assignment, subletting, mortgage, hypothecation or encumbrance without Owner's written consent shall be void, shall confer no rights upon any third person, and shall, at the option of Owner, terminate this Lease. The consent of Owner, if given in one instance, shall not constitute a waiver of the necessity for such consent to any subsequent assignment, subletting, occupancy, transfer, mortgage or encumbrance. As a condition to any assignment of this Lease by Tenant which is permitted hereunder, the assignee thereof shall be required to execute and deliver to Owner an agreement in recordable form, whereby such assignee assumes and agrees with Owner to discharge all obligations of tenant under this Lease. Notwithstanding any assignment or subletting, Tenant shall remain fully liable under this Lease and shall not be relieved from performing any of its obligations hereunder.

      (b) Subject to the other terms of this Article, if this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anybody other than Tenant, Owner, at Owner's election may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved.

      (c) If Owner consents to any transfer or assignment of this Lease or subletting of the Leased Premises, such consent shall not be effective unless and until Tenant gives notice of the assignment or subletting and a copy of the assignment or sublease to Owner, and the transferee, assignee or sublessee delivers to Owner a written agreement in form and substance satisfactory to Owner pursuant to which such transferee, assignee or sublessee assumes all of the obligations and liabilities of Tenant under this Lease.

      (d) Tenant agrees to pay Owner upon demand all reasonable attorney's fees incurred by Owner in connection with the processing or documentation of any assignment, transfer, subletting or encumbrance pursuant to the Section.

                                                    SEE RIDER, PARAGRAPH 12

      (e) If Tenant shall request Owner's consent to any assignment of this Lease or to any subletting of all or any part of the Leased Premises, Tenant shall submit to Owner with such request the name of the proposed assignee or subtenant, such information concerning its business, financial responsibility and standing as Owner may reasonably require, and the consideration (and terms and conditions thereof) to be paid for and the effective date of the proposed assignment or subletting. Upon receipt of such request and all such Information, Owner shall have the right (without limiting Owner's right of consent in respect of such assignment or subletting), by giving notice to Tenant within fifteen
(15) days thereafter, (i) to terminate this Lease if the request is for an assignment or a subletting of all the Leased Premises, or (ii) if such request is to sublet a portion of the Leased Premises only, to terminate this Lease with respect to such portion. If Owner exercises its right to terminate this Lease, the effective date of termination shall be set forth in Owner's notice to Tenant, but such date shall not be earlier than the effective date of the proposed assignment or subletting nor later than ninety (90) days thereafter. If Owner so elects to terminate this Lease, Tenant shall continue to pay the Minimum Rent, annual Percentage Rent and other charges hereunder to Owner until the effective date of termination, on which date Tenant will surrender possession of the Leased Premises or the portion thereof subject to such right of termination to Owner in accordance with the terms of this Lease. If Owner shall terminate this Lease as to a portion of the Leased Premises only, then following such termination the Minimum Rent (but not the annual Percentage Rent) and other charges hereunder determined on the basis of the Floor Area in the Leased Premises shall be reduced in the same proportion as the Floor Area in such portion of the Leased Premises bears to the Floor Area in the Leased Premises immediately prior to such termination.

      (f) If Tenant shall request Owner's consent to an assignment of this Lease and Owner shall consent thereto, the assignee ("Assignee") shall pay directly to Owner, as Additional Rent hereunder, at such times as the Assignee shall have agreed to pay Tenant, an amount equal to any consideration the Assignee shall have agreed to pay Tenant on account of such assignment. If Assignee shall fail to pay Owner any such consideration when due, such failure shall constitute a default under this Lease.

      (g) If Tenant shall request Owner's consent to a subletting of the Leased Premises or any part thereof and Owner shall consent thereto, Tenant shall pay Owner, as Additional Rent, in addition to the Minimum Rent and other charges payable hereunder, an amount equal to any consideration paid by the subtenant to Tenant in excess of (i) the Minimum Rent, annual Percentage Rent and other charges payable hereunder if all of the Leased Premises are so sublet or (II) If less than all of the Leased Premises are so sublet, the Minimum Rent, annual Percentage Rent and other charges payable hereunder allocable to the portion of the Leased Premises so sublet based on the Floor Area in the Leased Premises so sublet to the total Floor Area in the Leased Premises. The foregoing amount shall be determined monthly and paid by Tenant to Owner on the first day of each calendar month in advance during the term of such sublease. If Tenant shall fail to pay Owner any such consideration, such failure shall be a default under this Lease.

      (h) Notwithstanding anything to the contrary contained in this Lease, in the event of an assignment of this Lease, or the subletting of all or any portion of the Leased Premises (whether with or without the consent of Owner, but nothing in this paragraph shall be deemed to give Tenant the right to assign this Lease or sublet all or any portion of the Leased Premises without Owner's consent), the Minimum Rent payable hereunder shall, effective as of the effective date of each such assignment or subletting, automatically be Increased to the greater of (i) an amount equal to the highest annual combined Minimum Rent and annual Percentage Rent payable by Tenant during any Lease Year prior to such effective date or (ii) one hundred twenty percent (120%) of the Minimum Rent which would have otherwise been payable during the remainder of the term of this Lease.

SECTION 16.02. OWNER'S RIGHT TO ASSIGN LEASE

      Owner's rights to assign this Lease are and shall remain unqualified. Upon any sale or transfer of Owner's interest in this Lease or the Shopping Center, Owner shall thereupon be entirely freed of all obligations of the Owner hereunder and shall not be subject to any liability resulting from any act, omission or event occurring after such conveyance.

SECTION 16.03. CHANGE IN OWNERSHIP           SEE RIDER, PARAGRAPH 13

      If Tenant or any Guarantor is a corporation, partnership or other business entity and if at any time during the term of this Lease (i) any part or all of such corporation's shares shall be transferred by sale, assignment, request, inheritance, dissolution, merger, consolidation or other reorganization, operation of law or other disposition, so as to result in a change in the effective voting control of such corporation which was in effect as of the date of this Lease by persons or entitles owning a majority of such corporation's shares on the data of this Lease, or (ii) twenty-five percent (25%) of the interest in such partnership or other business entity is transferred, assigned, sold or otherwise disposed of, or (iii) any transfer of Interest in such partnership or other business entity results in a change in effective control, the Tenant shall promptly notify Owner in writing of such change and any such transfer shall, unless made with Owner's prior consent (which consent may be withheld in Owner's sole, absolute and arbitrary discretion) be deemed an unauthorized assignment of this Lease and a default by Tenant under this Lease.

SECTION 16.04. CONTINUING LIABILITY OF TENANT

      Notwithstanding any assignment or sublease pursuant to this Article, Tenant and any Guarantor hereof shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

ARTICLE XVII PROMOTIONS FUND, ADVERTISING

SECTION 17.01. PROMOTIONS AND ADVERTISING FUND

      (a) In order to foster the Interests of the Shopping Center and to assist the business of Tenant by public relations, sales promotions, center-wide advertising, special events, displays, shows, signs, promotional literature and other activities promoting the Shopping Center, Owner shall during the term of this Lease conduct or provide promotional and advertising activities. In order to perform these activities, Owner shall establish a Promotions and Advertising Fund and from that Fund spend and/or allocate monies to carry out the above purposes and pay for all administrative expenses related thereto, including the salary of a marketing director and support staff. Owner shall have the exclusive right to hire and/or retain persons required to perform these services, plan events and create and conduct advertising campaigns. Any personnel so hired and any persons so retained shall be under the exclusive control and supervision of Owner. Owner shall also have the exclusive right to change the name of the Fund from time to time. Owner shall have no obligation to pay for any costs or expenses in excess of the sums contributed to said Fund nor to expend all of the sums contributed to the Fund during any given year.

      (b) In each calendar year during the term of this Lease, Tenant shall pay to Owner, as Additional Rent, an amount per annum (the "Promotion and Advertising Charge") equal to the Promotion and Advertising Charge set forth in Article A of the Lease; subject, however, to adjustment on January 1 of each calendar year during the term of this Lease as hereinafter provided. On January 1, 1999, and on January 1 of calendar year 2000, the Promotion and Advertising Charge for the immediately preceding calendar year shall be increased by the "Average Advertising Rate" (hereinafter defined) for the applicable "Comparison Period" (hereinafter defined); provided, however, in no event shall the annual increase in the Promotion and Advertising Charge exceed an amount equal to five percent (5%) of the Promotion and Advertising Charge which was payable for the immediately preceding calendar year. On January 1, 2001 and on January 1 of each calendar year during the reminder of the term of this Lease, the Promotion and Advertising Charge for the immediately preceding calendar year shall be increased by the greater of the following percentages: (i) five percent (5%) or
(ii) the "Average Advertising Rate" for the applicable "Comparison Period"). A percentage decrease in the Average Advertising Rate will not cause any reduction or readjustment. The Promotion and Advertising Charge shall be paid in advance in semi-annual installments on January 1 and July 1 of each calendar year during the term of this Lease, and on the Commencement Date for the calendar year in which this Lease shall commence. The Promotion and Advertising Charge shall be prorated for any partial calendar year during the term of this Lease. The failure of any other tenant to contribute to the Fund shall not release Tenant from its obligations under this Section.

      (c) The term "Average Advertising Rate" shall mean the average of the percentage increase in each of the following advertising mediums during an applicable Comparison Period; (i) the prime advertising rate for the commercial radio station with the largest market share in the greater St. Louis, Missouri metropolitan area (the "Metropolitan Area"), (ii) the prime advertising rate for the commercial television station with the largest market share in the Metropolitan Area, (iii) the daily advertising rate for a full page advertisement for the daily newspaper in the Metropolitan Area with the largest daily circulation, (iv) the monthly advertising rate for an outdoor billboard in the Metropolitan Area, and (v) the first class postal rate for mailing a letter with the United States Postal Service.

      (d) The term "Comparison Period" shall mean the period of twelve consecutive calendar months commencing on July 1 of a prior calendar year and ending on June 30 of the calendar year immediately preceding the January 1 on which an adjustment to the Promotion and Advertising Charge will be made.

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

      (e) The "largest market share for a particular advertising medium and particular Comparison Period shall be determined by the Arbitron rankings or any comparable media rankings service selected by Owner.

      (f) It at anytime during the term of this Lease a tax (the Advertising
Tax) is imposed on advertising services, the purchase of advertising in any media and/or any other advertising functions, then, in addition to the increase in (b) above, the Promotion and Advertising Charge for the calendar year in which such Advertising Tax is applicable, and each calendar year thereafter during the term in which an Advertising Tax is imposed, shall be increased by the percentage equal to the effective rate of the applicable Advertising Tax. For example, if the Advertising Tax for an applicable calendar year is two percent (2%), then the Promotion and Advertising Charge for such calendar year shall be increased by two percent (2%). Such increase in the Promotion and Advertising Charge shall be effective with the first calendar month in which such Advertising Tax is imposed. For the calendar year in which an Advertising Tax is first imposed, the increase in the Promotion and Advertising Charge under this paragraph shall be prorated.

      (g) Owner may elect to form a committee comprised of representatives of Owner, any Major Store and various other tenants in the Shopping Center to discuss the promotions activities sponsored by the Shopping Center and paid for out of this Fund.

SECTION 17.02. MALL CREDIT CARD PROGRAM

ARTICLE XVIII DESTRUCTION AND RESTORATION

SECTION 18.01. Total or Partial Destruction of Leased Premises

      (a) If the Leased Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof or to the extent of less than fifty percent (50%) of the cost of replacement thereof during the last five (5) years of this Lease, and the damage or other casualty to covered by Owner's policy of fire and extended coverage insurance, then Owner shall have the option to rebuild or terminate this Lease. Said option shall be exercised by notice to Tenant and given not more than one (1) year from the date of such damage. If Owner elects to rebuild, Owner shall, at its expense, upon receipt of the Insurance proceeds, proceed with so much of the restoration of the Leased Premises as was Owner's original construction provided or in Section 5.01 and Exhibit "B"; and Tenant shall, at its expense, proceed with all repairs and restorations not included in Owner's original construction in conformance with
Section 5.03 and Exhibit "B" and shall restore and replace its trade fixtures, decorations, signs, floor covering, wall covering, carpeting, glass, furniture, equipment, personal property, merchandise, inventory and contents at least to the condition immediately prior to the damage or destruction. The proceeds of all insurance carried by Tenant on such property shall be held in trust by Tenant for the purposes of such repair, restoration or replacement. The parties shall promptly commence and diligently proceed with their restoration obligations hereunder. Owner shall not be obligated to expend any sums for repairs, replacements or rebuilding which are greater than the proceeds of any insurance policy carried by Owner.

      (b) If the Leased Premises shall be damaged by any uninsured casualty or any casualty not reimbursed by Owner's insurance carrier excluding any deductible amount, Owner shall have the option to rebuild or terminate this Lease, to be exercised by notice to Tenant given not more than one (1) year from the date of such damage. If Owner elects to rebuild, Owner shall, at its expense, proceed with so much of the restoration of the Leased Premises as was Owner's original construction provided for in Section 5.01 and Exhibit "B"; and Tenant shall, at its expense, proceed with all repairs and restorations not included in Owner's original construction in conformance with Section 5.03 and Exhibit "B" and shall restore and replace its trade fixture, decorations, signs, floor covering, wall covering, carpeting, glass, furniture, equipment, personal property, merchandise, inventory and contents at least to the condition immediately prior to the damage or destruction. The proceeds of all insurance carried by Tenant in such property shall be held in trust by Tenant for the purposes of such repair, restoration or replacement. The parties shall promptly commence and diligently proceed with their restoration obligations hereunder.

      (c) If the Leased Premises shall be damaged to the extent of less than fifty percent (50%) of the cost of replacement, by fire or other casualty covered by Owner's policy of fire and extended coverage insurance during

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the term of this Lease, except for the last five (5) years of this Lease, then the parties shall restore the Leased Premises in accordance with the parties' respective obligations contained in Section 18.01(a).

      (d) In the event of total destruction of the Leased Promises pursuant to an insured casualty not caused by the fault or neglect of Tenant or Tenant's Agents, Tenant's Minimum Rent shall completely abate from the date of such destruction, and the Percentage Breakpoint shall be prorated to the date of such destruction. If Owner elects to rebuild as aforesaid, Tenant's Minimum Rent shall completely abate from the date of such destruction until forty-five (45) days after the date when Owner notifies Tenant that the Leased Premises are ready for commencement of Tenant's Work, or upon the day when Tenant opens for business, whichever date shall first occur. The Percentage Breakpoint shall be proportionately reduced based on the period of time Tenant is unable to be open for business due to such destruction. But in the event of a partial destruction or damage not caused by the fault or neglect of Tenant or Tenant's Agents, whereby Tenant shall be deprived of the occupancy and use of only a portion of the Leased Premises, then the Minimum Rent and the Percentage Breakpoint shall be equitably apportioned according to the area of the Leased Premises which is unusable by Tenant, until such time as the Leased Premises are repaired or restored as provided herein. If the total or partial destruction is caused by the fault or neglect of Tenant or Tenant's Agents, rent shall not abate.

      (e) Except for the abatement of the Minimum Rent hereinabove set forth, Tenant shall not be entitled to and hereby waives all claims against Owner for any compensation or damage for loss of use of the whole or any part of the Leased Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration. The provisions of any statute or other law which may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a Tenant is given the right to terminate a lease upon the occurrence of any such damage or destruction, are hereby expressly waived by Tenant.

      (f) Upon termination of the Lease under any of the provisions of this Article, the parties shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Leased Premises to Owner, except for items which have theretofore accrued and are then unpaid, and the then remaining balance of the security deposit, if any, which may have been made by Tenant pursuant to the provisions of Article VIII hereof shall be returned to Tenant.

SECTION 18.02. PARTIAL DESTRUCTION OF SHOPPING CENTER

      In the event a "major portion" of the Shopping Center shall be damaged or destroyed by fire or other casualty (notwithstanding that the Leased Premises may be unaffected), Owner may cancel this Lease by giving Tenant notice of its election, and this Lease shall terminate and shall become null and void sixty
(60) days after said notice. Rent shall be adjusted as of the date of such termination. A "major portion" of the Shopping Center shall be deemed damaged or destroyed if the cost of the restoration thereof would exceed fifteen percent (15%) of the amount it would have cost to replace the Shopping Center in its entirety at the time such damage or destruction occurred.

SECTION 18.03. WAIVER OF SUBROGATION, LIMITATION OF LIABILITY

Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby waives any right of subrogation and releases the other (the "Released Party") from any lability which the Released Party would, but for this Section 18.03, have had to the Releasing Party during the term of this Lease, resulting from the occurrence of any accident or occurrence of casualty (i) which is or would be covered by a fire and extended coverage policy (with a vandalism and malicious mischief endorsement attached) or by a sprinkler leakage, boiler and machinery or water damage policy in the State of Missouri (irrespective of whether such coverage is being carried by the Releasing Party), or (ii) covered by any other casualty property damage insurance being carried by the Releasing Party at the time of such occurrence, which accident, occurrence or casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; provided, however, the release hereinabove set forth shall became inoperative and null and void if the Releasing Party wishes to place the appropriate insurance with an insurance company which takes the position that the existence of such release vitiates or would adversely affect any policy so insuring the Releasing Party in a substantial manner and notice thereof is given to the Released Party.

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ARTICLE XIX EMINENT DOMAIN

SECTION 19.01. TOTAL CONDEMNATION OF LEASED PREMISES

      If the whole of the Leased Premises shall be permanently taken, acquired or condemned by eminent domain, or transferred by agreement in lieu of condemnation by eminent domain, for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding. All rentals shall be paid by Tenant up to that date, and Tenant shall have no claim against Owner or the condemning authority for the value of any unexpired term of this Lease.

SECTION 19.02. PARTIAL CONDEMNATION OF LEASED PREMISES

      If any part of the Leased Premises shall be permanently taken, acquired or condemned by eminent domain, or transferred by agreement in lieu of condemnation as aforesaid, and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of Tenant, then the term of the Lease shall cease and terminate as of the date of title vesting in such proceeding. Tenant shall have no claim against Owner or the condemning authority for the value of any unexpired term of this Lease, and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, Owner shall promptly restore the Leased Premises to a condition, comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect with a proportionate adjustment of the Minimum Rent and the Percentage Breakpoint for the said portion lost by such taking or condemnation.

SECTION 19.03. CONDEMNATION OF SHOPPING CANTER

      In the event a major portion of the Shopping Center shall be taken, condemned or transferred as aforesaid and as a result thereof Owner, in its sole discretion, elects to discontinue the operation of the Shopping Center, Owner may cancel this Lease by giving Tenant notice of its election, and this Lease shall terminate and shall become null and void sixty (60) days after said notice. A major portion of the Shopping Center shall be deemed to mean ten percent (10%) or more of the leasable space within the Shopping Center.

SECTION 19.04. OWNER'S DAMAGES

      In the event of any condemnation or taking as aforesaid, whether whole or partial and whether or not this Lease shall be terminated, Tenant shall not be entitled to any part of the compensation award, either leasehold or reversion. Owner is to receive the full amount of such award, and Tenant hereby expressly waives any right or claim to any part thereof and any claim for deduction therefrom for any present or future estate of Tenant. Tenant hereby assigns to Owner all its right, title and interest to any such award and shall execute all documents required to evidence this result.

SECTION 19.05. TENANT'S DAMAGE

      Although all damages in the event of any condemnation are to belong to Owner, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased premises, Tenant shall have the right to claim, prove and recover from the condemning authority, but not from Owner, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures and personal property, but only if or to the extent such award shall be in addition to the award for the land, the building and the other improvements containing the Leased Premises.

ARTICLE XX         DEFAULT BY TENANT

SECTION 20.01. RIGHT TO TERMINATE THE LEASE OR TENANT'S POSSESSION OF THE LEASED PREMISES

      (a) If Tenant shall fail to pay any Minimum Rent, Percentage Rent, Additional Rent, or other sums payable hereunder within ten (10) days after the day payment is required by the terms of this Lease, or if Tenant shall fail to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than ten (10) days after receipt of notice of such default by Tenant, or if Tenant shall vacate or abandon (it being agreed that not operating for business in the Leased Premises for seven (7) consecutive days shall be deemed an abandonment) the Leased Premises, or if Tenant or Tenant's Agents shall falsify any report required to be furnished to Owner pursuant to the terms of this Lease, or if Tenant or any Guarantor of this Lease shall become bankrupt or insolvent, file or acquiesce in any debtor proceedings, or take or have taken against it in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such Guarantor's property, or if Tenant or any Guarantor of this Lease makes an assignment for the benefit of creditors or petitions for or enters into such an arrangement, or if Tenant shall suffer this Lease to be taken under any writ of execution, then Owner, in addition to the other rights or remedies it may have under this Lease and at law or in equity, shall have the Immediate right to (i) terminate this Lease (in which case the term of this Lease shall automatically terminate on the giving of such notice) or (ii) terminate Tenant's right to possession of the Leased Premises without termination of this Lease. Notwithstanding any termination of Tenant's right to possession of the Leased Premises without termination of this Lease, Owner may at any time after such termination of possession elect to terminate this Lease for such previous breach by giving notice thereof to Tenant.

      (c) Notwithstanding anything to the contrary contained in this Lease and notwithstanding any other rights or remedies Owner may have, Tenant shall be deemed to be in "Chronic Default" if Tenant commits a monetary default during any three hundred sixty-five (365) day period in which any three (3) other events of monetary default have already occurred (even though said defaults may have been timely cured). If Tenant is in Chronic Default, owner may immediately exercise any or all remedies available to Owner under this Lease or at law or in equity, all without giving Tenant an opportunity to cure the last default which causes Tenant's Chronic Default.

      (d) Upon (i) any termination of this Lease, whether by lapse of time or by the exercise of any option by Owner to terminate the same or in any other manner whatsoever, or (ii) any termination of Tenant's right to possession without termination of this Lease, Tenant shall immediately surrender possession of the Leased Premises to Owner and immediately vacate the same, and remove all effects therefrom, except such as may not be removed under other provisions of this Lease. If Tenant fails to surrender possession and vacate as aforesaid, Owner may forthwith re-enter the Leased Premises, and repossesses itself thereof as in its former estate and expel and remove Tenant end any other persons and property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving Owner's rights to rent or any other rights given Owner under this Lease or at law or in equity. If Tenant shall not remove all effects for the Leased Premises as hereinabove provided, Owner may, at its option, remove any or all of said effects in any manner it shall choose and store the same without liability for loss thereof, and Tenant shall pay Owner, on demand, any and all expenses incurred in such removal and also storage of said effects for any length of time during which the same shall be in Owner's possession or in storage. No re-entry or taking possession of the Leased Premises by Owner, shall be constructed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Notwithstanding any reletting without termination, Owner may at any time thereafter elect to terminate this Lease for such previous breach in the manner provided in this Section.

SECTION 20.02.     RIGHT TO RELET

      If Owner re-enters the Leased Premises as provided In this Article or if Owner takes possession of the Leased Premises pursuant to legal proceedings or any notice provided for by law, then Owner may at its option, make such alterations and repairs as Owner shall determine may be necessary in order to relet all or any portion of the Leased

Premises and to relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease), at such rental or rentals and upon such other terms and conditions of Owner in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Owner shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Owner; second to the payment of any costs and expenses of such reletting, including any brokerage fees or attorneys' fees and any costs of such alterations and repairs; and third to the payment of rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Owner and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Owner. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Leased Premises by Owner shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent Jurisdiction. Notwithstanding any such reletting without termination, Owner may at any time thereafter elect to terminate this Lease for such previous breach. Should Owner at any time terminate this Lease for any breach, then in Addition to any other remedies Owner may have, Owner may recover from Tenant all damages Owner may incur by reason of such breach, including the cost of recovering possession of the Leased Premises, reasonable attorneys' fees, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Owner. In determining the annual Minimum Rent and other charges which would be payable by Tenant hereunder subsequent to termination, the annual Minimum Rent payable per annum for the remainder of the stated term shall be increased by an amount equal to the average Percentage Rents payable by Tenant from the commencement of the term to the time of termination, or during the preceding three (3) full calendar years, whichever period is shorter.

SECTION 20.03.     Payment of Expenses

      In addition to any other remedies Owner may have at law or in equity and/or under this Lease, Tenant shall pay upon demand all of Owner's costs, charges and expenses, including fees of counsel, agents and others retained by Owner, incurred in connection with the recovery of sums due under this Lease, because of the breach of any covenant under this Lease, or for any other relief against Tenant. In the event Tenant shall bring any action against Owner for relief hereunto and Tenant shall fall to obtain a final, unappealable judgment against Owner, or if Tenant causes any appearance by Owner as a witness or otherwise in any proceeding, or if Owner should become a party to any litigation instituted by or against Tenant with respect to any third party, Tenant shall pay Owner's reasonable attorneys' fees and expenses and all court costs. Tenant's obligations under this Section shall survive the expiration of the term of this Lease.

SECTION 20.04.     OWNER'S RIGHT TO CURT DEFAULTS

      If Tenant fails to perform any agreement or obligation on its part to be performed under this Lease, Owner shall have the right (i) if no emergency exists, to perform the same after giving fifteen (15) days' notice to Tenant, and (ii) in any emergency situation to perform the same immediately without notice or delay. For the purpose of rectifying Tenant's defaults as aforesaid, Owner shall have the right to enter the Leased Premises. Tenant shall on demand reimburse Owner for the costs and expenses incurred by Owner in rectifying Tenant's defaults as aforesaid, including reasonable attorney's fees and an administrative fee equal to fifteen percent (15%) of all such costs. Except for gross negligence by Owner, Owner shall not be liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under Tenant for any action taken by Owner pursuant to this Section. Any act or thing done by Owner pursuant to this Section shall not constitute a waiver of any such default by Tenant or a waiver of any covenant, term or condition herein contained or the performance thereof.

SECTION 20.05.     WAIVER OF RIGHT OF REDEMPTION

      Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event of Owner obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants or condition) of this Lease or otherwise.

SECTION 20.06.     WAIVER AND SUBSEQUENT DEFAULTS

      No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition or to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Owner at any time when Tenant has breached or is in default under any covenant or condition hereof, with or without knowledge of any breach or default by Tenant, be construed as a waiver of such breach or default or of Owner's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Owner to Tenant be taken as an estoppel against Owner, regardless of Owner's knowledge of any such preceding breach. It is expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder, an acceptance by Owner of rental during the continuance of such default or the failure on the part of Owner promptly to avail itself of such other right or remedies as Owner may have, shall not be construed as a waiver of such default, but Owner may at anytime thereafter, if such default continues, terminate this Lease on account of such default in the manner hereinbefore provided. No covenant, term or condition of this Lease shall be deemed to have been waived by Owner, unless such waiver is in writing by Owner.

SECTION 20.07.     INJUNCTIVE RELIEF

      In the event of any breach or threatened breach by Tenant of any of the terms and provisions of this Lease, Owner shall have the right to injunctive relief as if no other remedies were provided herein for such breach,

SECTION 20.09.     CUMULATIVE REMEDIES

      The rights and remedies given to Owner by this Lease shall be deemed to be cumulative, and no one of such rights or remedies shall be exclusive at law or in equity of the rights and remedies which Owner might otherwise have by virtue of a default under this Lease. The exercise of one such right or remedy by Owner shall not impair Owner's standing to exercise any other right or remedy.

SECTION 20.09.     TENANT'S BANKRUPTCY OR INSOLVENCY

      Should Tenant file, or have filed against it, a petition under the Bankruptcy Code (11 U.S.C. Section 101 et. seq. as from time to time amended), then this Lease shall be in default, and Owner shall be entitled to all rights and remedies hereunder and otherwise.

      (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code and Tenant shall elect to assume this Lease for its own use or for the purpose of assigning the same or otherwise, such election or assignment may be made only if all of the provisions of this Section 20809 are satisfied. If Tenant shall fall to elect to assume this Lease within sixty (60) days after the filing of a petition or such additional time as provided by the Bankruptcy Court within such sixty (so) day period, then this Lease shall be deemed to have been rejected. Immediately thereupon, Owner shall be entitled to possession of the Leased Premises without further obligation to Tenant and this Lease shall terminate, but Owner's right to be compensated for damages (including, without limitation, liquidated damage pursuant to the terms of this Lease) in any such proceeding shall survive.

      (b) In the event that a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapter 11, Tenant must assume or reject this Lease within the earlier of: (i) confirmation of the plan; or (ii) sixty (60) days from the date of the filing of the petition under Chapter 11 or such transfer thereto, or Tenant shall be deemed to have rejected this Lease. In the event that Tenant has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

      (1) Tenant has cured or has provided Owner with "Assurance" (as that term is hereinafter defined) that it will cure: (i) all monetary defaults under this Lease within ten (10) days from the date of such assumption, and (ii) all non-monetary defaults under this Lease within thirty (30) days from the date of such assumption;

      (2) Tenant has compensated, or has provided Owner with Assurance that within ten (10) days from the date of such assumption it will compensate Owner for any pecuniary loss incurred by Owner arising from the default of Tenant, indicated in any statement of pecuniary loss sent by Owner to Tenant;

      (3) Tenant has provided Owner with Assurance of the future performance of each of the obligations under this Lease of Tenant and has (i) deposited with Owner, as security for the timely payment of rent hereunder, any amount equal to three (3) monthly installments of rent, and (ii) paid in advance to Owner on the date rent is due and payable one-twelfth (1/12) of Tenant's annual obligations for Additional Rent pursuant to this Lease. The Obligations imposed upon Tenant, shall continue with respect to Tenant or any assignee of Tenant's Interests in this Lease after the completion of bankruptcy proceedings; and

      (4) Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement, reciprocal operating or easement agreement or other agreement by which Owner is bound relating to the Shopping Center or any larger development of which the Shopping Center is a part.

For purposes of this Section, Owner and Tenant acknowledge that "Assurance" shall mean no less than that: (i) Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Owner shall sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (ii) the Bankruptcy Court shall have entered an order aggregating sufficient cash payable to Owner, and/or Tenant shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, acceptable as to value and kind to Owner and Owner's mortgagees, to secure to Owner and Owner's mortgagees the obligation of Tenant to cure the defaults under this Lease, monetary and non-monetary, within the time period set forth above.

      (c) Tenant shall have further complied with all provisions of Section 365 of the Bankruptcy Code.

      (d) If Tenant has assumed this Lease pursuant to the terms and provisions of this Section for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Owner shall be entitled to receive all cash proceeds of any such assignment. As used herein, "adequate assurance of future performance" shall mean that no less than each of the following conditions has been satisfied:

      (1) The proposed assignee has furnished Owner with (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Owner and Owner's mortgagees reasonably determine to be sufficient to assure the future performance by such assignee of Tenant's obligations under this Lease, and (ii) a guarantee or guarantees in form and substance satisfactory to Owner and Owner's mortgagees from one or more persons with aggregate net worth equal to or in excess of Tenant's net worth as of the date of this Lease. Tenant hereby acknowledges Owner's reliance upon the provisions of this subsection;

      (2) Said assignment shall be subject to Owner's receipt from said assignee of Assurance, as defined above, along with a prior finding by the Bankruptcy Court of compliance with all provisions of Section 365 of the Bankruptcy Code;

      (3) Any such assignment shall be specifically subject to all the provisions hereof; and

      (4) A substantial reduction of any Percentage Rent due hereunder for purposes of Section 365 of the Bankruptcy Code shall be deemed to be a reduction of five percent (5%) or more in said Percentage Rent.

      (e) For purposes of this Section 20.09 only, the term "Tenant" shall also mean and apply to Tenant's trustee in any bankruptcy proceeding and/or Tenant as debtor-in-possession, as the case may be appropriate.

      (f) This Lease shall be deemed a Lease of "Non-residential Real Property" within a "shopping center" for the purpose of Section 365 of the Federal Bankruptcy Code.

ARTICLE XXI        DEFAULT BY OWNER

SECTION 21.01.     NOTICE TO OWNER

      In no event shall Owner be charged with default in the performance of any of its obligations hereunder, unless and until Owner shall have failed to perform such obligations within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after notice to Owner by Tenant properly specifying wherein Owner has to perform any such obligations.

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

SECTION 21.02.     LIABILITY OF OWNER

      Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed by the parties that neither Owner nor any of its partners, employees, officers, directors, representatives, managers, agents, trusts, trustees or beneficiaries shall have any personal liability whatsoever with regard to any provision of this Lease or any obligation or liability arising from or in connection with this Lease in the event of a breach or default by Owner of any of its obligations. Tenant shall look solely to the equity of Owner in the Shopping Center at the time of the breach or default for the satisfaction of each and every remedy of Tenant. Such exculpation shall be absolute and without any exceptions whatsoever.

ARTICLE XXII       ACCESS BY OWNER

SECTION 22.01.     RIGHT OF ENTRY                        SEE RIDER, PARAGRAPH 14

      Owner or its agents shall have the right to enter the Leased Premises at all reasonable during normal business hours (except in the case of an emergency) times to examine the same, to show them to prospective purchasers, mortgagees or lessees, to enforce or carry out any provisions of this Lease, and to make such repairs, alterations, improvements or additions to the Leased Premises or to the Shopping Center as Owner may deem necessary or desirable in connection with the expansion, modification, alteration, reduction, additions to, remodeling, rearrangement or renovation of any portion of the Shopping Center or which Tenant has covenanted herein to do and has failed so to do. Owner shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part. The rent shall in no wise abate while said repairs, alterations, improvements or additions are being made by reason of loss or interruption of business of Tenant or otherwise. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Owner may exhibit the Leased Promises to prospective tenants or purchasers. If Tenant shall not be personally present to open and permit an entry into the Leased Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Owner or Owner's agents may forcibly enter the same without rendering Owner or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease. Nothing contained herein, however, shall be deemed or construed to impose upon Owner any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

SECTION 22.02.     EXCAVATION                            SEE RIDER, PARAGRAPH 14

      If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Leased Premises for the purpose of doing such work as Owner shall deem necessary to preserve the wall or the building of which the Leased Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Owner or diminution or abatement of rent.

ARTICLE XXIII      PROPERTY WITHIN THE LEASED PREMISES

SECTION 23.01.     PAYMENT OF TAXES AND FEES

      Tenant shall be solely responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed during the term of this Lease upon Tenant's business or against any leasehold Interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Owner, Tenant, Tenant's Agents or others holding under, through or with the consent of Tenant. Tenant shall pay when and as due all license fees, permit fees and charges of a similar nature for the conduct of business in the Leased Premises.

SECTION 23.02.     LOSS AND DAMAGE

      Owner shall not be liable for any damage to any property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Except to the extent caused by Owner's negligence (but subject to Section 18.03 hereof). Owner shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, wires, odors, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Owner shall not be liable for any such damage caused by other tenants, persons in the Leased Premises, occupants of adjacent property, of the Shopping Center or the public, or caused by operations in construction of any private, public or quasi-public work. Owner shall not be liable for any latent defect in the Leased Premises or in the building of which they form a part. All property kept or stored on the Leased Premises shall be so kept or stored at the risk or Tenant only, and Tenant shall hold Owner harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be cause by the willful act or gross neglect of Owner.

SECTION 23.03      NOTICE BY TENANT

      Tenant shall give immediate notice to Owner in case of fire or accidents in the Leased Premises or in any fixtures or equipment therein.

ARTICLE XXIV       HOLDING OVER, SUCCESSORS

SECTION 24.01.     HOLDING OVER

      Any holding over after the expiration of the term hereof in all or any part of the Leased Premises, without the consent of Owner, shall be construed to be a tenancy from month to month on the terms and conditions herein specified, so far as applicable, excepting that Tenant shall pay for each day that Tenant holds over rent at double the highest annual rate of Minimum Rent, Percentage Rent and Additional Rent hereinbefore paid under this Lease for a Lease Year, Tenant hereby waives notice to vacate the Leased Premises and agree that Owner shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession from a Tenant holding over to the same extent as if statutory notice had been given.

SECTION 24.02.     SUCCESSORS

      Except as otherwise expressly provided, all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and permitted assigns of the parties. If there shall be more than one tenant hereunder, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee severally has been approved by Owner in writing as provided in Section 16.01 hereof.

ARTICLE XXV        QUIET ENJOYMENT

SECTION 25.01.     OWNER'S COVENANT

      Upon timely payment by Tenant of the Minimum Rent, Percentage Rent, Additional Rent and other charges herein provided and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Owner or any other person or persons lawfully or equitably claiming by, through or under Owner, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE XXVI       DEFINITION OF TERMS

SECTION 26.01.     COMMON AREAS

      The terms "Common Area" and "Common Areas" as used herein shall mean all areas, facilities and improvements located, in, on or near the Shopping Center as are provided from time to time by Owner for the general use in common, of Owner and the tenants, their officers, agents, employees and customers, including but not limited to employee parking areas, customer service centers, customer parking areas, parking decks, truckways, malls, roofs, skylights, windows, vestibules, mall amenities, mall HVAC units, satellite dishes, concourses, courts, corridors, approaches, exits, entrances, curbs, roadways, drives, access roads, ramps, sidewalks, signs, loading facilities, package pick-up stations, landscaped areas, escalators, elevators, public restrooms, comfort stations, auditoriums, stairways, water, sanitary and storm sewer, gas, electric, telephone, cable television and other utility lines, systems conduits and facilities to the perimeter wall of any building and those serving more than one premises within a building, and any of the foregoing which serve the Common Area.

SECTION 26.02.     OWNER

      The term "Owner" as used herein, so far as covenants or obligations on the part of Owner are concerned, shall be limited to mean and include only the Owner or Owners at the time in question of the Leased Premises. In the event of any sale or transfer of the Shopping Center or any transfer of title to the Leased Premises or the underlying ground or Lease, the Owner herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically and entirely freed and relieved from the performance of all covenants and obligations under this Lease and all liability concerning all such covenants and obligations from and after the date of such conveyance or transfer, provided that any amount then due and payable to Tenant by Owner or the then grantor, under any provisions of this Lease, shall be paid to Tenant. It is intended hereby that the covenants and obligations contained in this Lease on the part of Owner shall, subject as aforesaid, be binding on Owner, its heirs, successors and assigns only during and in respect to their successive periods of ownership.

SECTION 26.03.     FLOOR AREA

      The term "Floor Area" as used herein shall mean the actual number of square feet of leased and occupied floor space of all levels, including basements and mezzanines, of promisee in the Shopping Center used for retail or restaurant purposes, without deduction or exclusion for any space occupied or used by columns, ducts, chases, stairs or other interior construction or equipment within the exterior faces of exterior walls, except party walls (walls shared by separate tenants), in which case the center of the wall in question shall be used instead of the exterior face thereof.

SECTION 26.04.     TENANT

      The term "Tenant" as used herein shall be deemed and taken to mean each and every person or party mentioned as a tenant herein; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all.

SECTION 29.05.     TENANT'S AGENTS

      The term "Tenant's Agents" as used herein shall be deemed and taken to mean Tenant's employees, representatives, licensees, concessionaires, agents, tenants, subtenants, assignees, contractors, heirs, successors, legatees, devisees and guarantors.

SECTION 26.06.     LEASE YEAR AND PARTIAL LEASE YEAR

      The term "Lease Year" as used hereto shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the date of commencement of the term hereof if said date shall occur on the first day of a calendar month. If not, then the first Lease Year shall commence upon the first day of the calendar month next following the date of commencement of the term hereof. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year. Any fractional month prior to the first Lease Year and any period following the last Lease Year shall be referred to herein as a "Partial Lease Year". Unless otherwise applicable, the term Partial Lease Year shall be included in the term Lease Year.

SECTION 26.07.     GUARANTOR

      This term "Guarantor" as used herein shall mean any partnership, person, corporation or other entity which has undertaken, by separate instrument, endorsement on this Lease or in any other manner to warrant, agree or guarantee that the obligations of Tenant, or any portion thereof, shall be performed by Tenant.

SECTION 26.08.     MAJOR STORE AND MAJOR STORE PREMISES

      The term "Major Store Premises" shall mean a store containing at least 25,000 square feet of contiguous Floor Area and operated under a single trade name. The term "Major Store" shall mean the occupant from time to time of a Major Store Premises.

SECTION 26.09.     TENANT DESIGN GUIDE

      The term "Tenant Design Guide" shall mean the Tenant Design Guide provided by Owner from time to time.

ARTICLE XXVII      MISCELLANEOUS

SECTION 27.01.     ACCORD AND SATISFACTION

      The acceptance by Owner of payments of Percentage Rent or reports thereof shall be without prejudice and shall in no way constitute a waiver of Owner's right to claim a deficiency in the payment of such rent or to audit Tenant's books and records. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Owner at its sole and absolute discretion may apply any payment received from Tenant in any manner Owner elects. Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

SECTION 27.02.     ENTIRE AGREEMENT

      This Lease, all Exhibits, and the Rider, if any, attached hereto and forming a part hereof together with any rules and regulations adopted and promulgated by Owner, set forth all the covenants, promises, agreements, assurances, representations, warranties, statements, conditions and understandings (the "Representations") between Owner and Tenant concerning the Leased Premises and the Shopping Center. There are no Representations, either oral or written, between them other than as are herein set forth. This Lease supersedes end revokes all previous negotiations, arrangements, offers, proposals, brochures, representations and Information conveyed, whether oral or written, between the parties hereto or their representatives, and Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth herein and has not relied on any such Representations and likewise, no such Representations shall be used to interpret or construed this Lease, and Owner shall have no liability for any consequences arising as a result of any such Representations. Specifically, but without limitation, Tenant acknowledges that Tenant has relied solely on its own investigation and business judgment in its determination to enter into this Lease, that any statements which may have been made by any representative of Owner concerning the success of Tenant's business or the Shopping Center or the extent of Tenant's sales or profits are based upon that representative's expectations and are not to be considered as promises, covenants or guarantees of success, that the success of Tenant's business and the Shopping Center are based upon many factors, including certain factors not within the control of Owner and certain factors which are within the control of Tenant and that Tenant is not in any way entitled to the benefits of any agreements between Owner and other tenants or occupants which agreements may differ from the terms of this Lease. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Owner or Tenant unless reduced to writing and signed by them.

SECTION 27.03.     RELATIONSHIP OF THE PARTIES

      Owner does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant whatsoever, or become a principal or agent of Tenant. The provisions of this Lease relating to the Percentage Rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained. It is expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Owner and Tenant other than the relationship of landlord and tenant.

SECTION 27.04.     FORCE MAJEURE

      In the event that either party hereto shall be delayed, hindered in, or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature, not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not, however, operate to excuse Tenant from prompt payment of Minimum Rent, Percentage Rent, Additional Rent or any other payments required by the terms of this Lease.

SECTION 27.05.     NOTICES

      Any notice, demand, request, payment (including Minimum Rent, Percentage Rent and Additional Rent payments), communication or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified mail, return receipt requested, postage prepaid, by facsimile, or by any overnight or express mall service which provides receipts to indicate delivery, and shall be addressed (a) if to Owner, at 164 Crestwood Plaza - Suite 200, St. Louis, Missouri 63126-1794, or at such other address as Owner may designate by written notice, and (b) if to Tenant, at the "Address of Tenant" set forth in Article A or at such other address as Tenant shall designate by written notice (and Owner may deliver the notice to the Leased Premises in addition to the "Address of Tenant"); provided, however, Owner may, after notice to Tenant, require all Minimum Rent, Percentage Rent and Additional Rent to be paid to Owner by way of a lockbox. Any notice, demand, request, or communication required of Owner under this Lease may be given by Owner's attorneys as well as Owner. All notices sent by mail or by overnight or express mall service shall be effective upon being deposited in the United States mail or with such service as herein provided.

SECTION 27.06.     CAPTIONS AND SECTION NUMBERS

      The captions, titles, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles for this Lease or in any way affect this Lease.

SECTION 27.07.     USE OF PRONOUN

      The use in this Lease of the neuter singular pronoun to refer to Owner or Tenant shall be deemed a proper reference even though Owner or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or business entities. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Owner or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. Unless the context otherwise requires, the word person shall include corporation, firm or association.

SECTION 27.08.     BROKERAGE                            SEE RIDER, PARAGRAPH 15

SECTION 27.09.             PARTIAL INVALIDITY

      Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.10.             APPLICABLE LAW

      The validity, performance and enforcement of this Lease shall be construed under the laws of the State of Missouri. Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be, at the option of Owner, in St. Louis County, Missouri, and Tenant expressly consents to Owner's designating the venue of such suit or action.

SECTION 27.11.             NO OPTION

      The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Owner and Tenant.

SECTION 27.12.             REIMBURSEMENT

      All terms, covenants and conditions herein contained to be performed by Tenant shall be performed all its sole cost and expense, and if Owner shall pay any sum of money or do any act which requires the payment of money by reason of the failure, neglect or refusal of Tenant to perform such term, covenant or condition, the sum of money so paid by Owner shall be payable by Tenant to Owner with the next succeeding installment of rent. All sums payable by Tenant to Owner under this Lease shall be paid without any prior demand therefor and without any deduction or setoff whatsoever.

SECTION 27.13.             RECORDING

      Tenant shall not record this Lease without the written consent of Owner.

SECTION 27.14.             LIQUIDATED DAMAGES

      Tenant hereby agrees that the provisions of this Lease stipulating an amount of damages or rental adjustments in lieu of damages which take effect upon breach by Tenant of this Lease are agreed upon liquidated damages to compensate Owner as the exact amount of damages cannot be ascertained with certainty.

SECTION 27.15.             TENANT'S FINANCIAL INFORMATION

      Tenant represents and warrants to Owner that all of Tenant's financial information submitted by Tenant to Owner prior to the mutual execution of this Lease to true and correct. Tenant acknowledges that Owner has relied on such information as an inducement for Owner's execution of this Lease.

SECTION 27.16.             AUTHORITY

      Tenant, if a corporation, warrants and represents to Owner that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of Missouri; and that Tenant's execution of this Lease is pursuant to a resolution of the Tenant's Board of Directors.

SECTION 27.17.             CONSENT

SECTION 27.18.     RIGHTS TO CHANGE SHOPPING CENTER NAME

      Owner reserves the right to change the name of the current address of the Shopping Center or both during the term of this Lease. Should Owner elect to make such changes, Tenant shall thereupon use the new name and/or address in its local business address and advertising as provided in Section 6.01(a) and Owner shall incur no liability to Tenant as a result of such changes. Furthermore, such changes shall not entail a decrease in rental value, constitute an eviction or diminution of services or excuse Tenant from the full performance of all its Lease obligations.

SECTION 27.19.     ADDING AND WITHDRAWING PROPERTY

      From time to time Owner may add property to the Shopping Center or withdraw property from the Shopping Center. Any property so added shall thereafter be subject to the terms of this Lease and shall be included in the term Shopping Center as used in this Lease and any property so withdrawn by Owner shall thereafter not be subject to the terms of this Lease and shall be executed from the term Shopping Center as used in this Lease.

SECTION 27.20.     ADDITIONAL MAJOR STORE



SECTION 27.21.     GIFT CERTIFICATES

      Tenant shall honor all gift certificates issued by the Shopping Center and other gift certificate programs sponsored by the Shopping Center, provided Tenant either is reimbursed by Owner upon demand for the face amount of such gift certificates or may deposit such gift certificate directly into its bank account with the same effect as depositing a check from a customer.

SECTION 27.22.     SURVIVAL OF TENANT'S OBLIGATIONS

      All obligations of Tenant, which by their nature involve performance, in any particular, after the end of the term, shall survive the expiration or other termination of this Lease.


SECTION 27.23.     TRIAL BY JURY WAIVER AND COUNTERCLAIMS

      THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF OWNER AND TENANT, OR TENANT'S USE AND OCCUPANCY OF THE LEASED PREMISES. IF OWNER COMMENCES ANY PROCEEDING AGAINST TENANT FOR NON-PAYMENT OF ANNUAL MINIMUM RENT OR ANY ADDITIONAL RENT PAYABLE HEREUNDER, THEN TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN SUCH PROCEEDING; PROVIDED, HOWEVER, THE TERMS OF THIS SENTENCE SHALL NOT PRECLUDE TENANT FROM ASSERTING ANY SUCH COUNTERCLAIMS IN A SEPARATE ACTION BROUGHT BY TENANT.

SECTION 27.24.             RIDER

      A rider consisting of       4         page(s), with Sections numbered
consecutively 1 through 15 is attached hereto and made a part hereof.

SECTION 27.25.             EXHIBITS

      Exhibits "A", "B", "C" and "C-1" are attached hereto and made a part hereof prior to execution.

IN WITNESS WHEREOF, Owner and Tenant have signed and sealed this Lease as of the day and year first above written.

                OWNER       HYCEL PARTNERS I, L.P.
                            BY: Galleria Partners, L.P.
                                Its General Partner
                                BY: Mark H. Zorensky Grantor Trust
                                    Its General Partner

                                BY: /s/ Mark H. Zorensky
                                    --------------------
                                    Mark H. Zorensky
                                    Trustee

                TENANT      SMART STUFF, INC.
                            By: /s/ MAXINE CLARK
                               -----------------
                            NAME: MAXINE CLARK
                            TITLE: Pres./Ceo



ATTEST:        (SEAL)

 /s/  MAXINE CLARK
 ---------------------------
 Secretary

STATE OF MISSOURI          )
                           )SS
                           )
COUNTY OF ST. LOUIS        )


      On this 7th day of May, 1997, before me appeared Mark H. Zorensky, as Trustee of his Grantor Trust, one of the general partners of Galleria Partners, L.P., which is the general partner of HYCEL PARTNERS I, LP., to me known to be the person described in and who executed the forgoing instrument and acknowledged that he executed the same as his free act and deed in his capacity set forth above.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal In the County and State aforesaid, the day and year first above written.

                            /S/ SHIRLEY K. CARIGNAN
                            ------------------------------------
                            Notary Public

SHIRLEY K. CARIGNAN, NOTARY PUBLIC
STATE OF MISSOURI, ST. LOUIS COUNTY
MY COMMISSION EXPIRES JULY 14, 1999.


STATE OF       )
               )SS
COUNTY OF      )

      On the 5th day of May, 1997, before me the undersigned a Notary Public in and for said Country and State, personally appeared Maxine Clark known to me to be the ______________ President, and CEO, known to me to be the _______________ of SMART STUFF, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said individuals acknowledged said instrument to be the free act and deed of said corporation.

      IN TESTIMONY WHEREOF , I have hereunto set my hand and affixed my official seal in said County and State as of the day and year last above written.

                            /s/ CAROLYN SUE HERRMANN
                            ------------------------
                            Notary Public

My Commission Expires:
                            CAROLYN SUE HERRMANN
                            Notary Public - Notary Seal
                            STATE OF MISSOURI
                            St. Louis Country
                            My Commission Expires: Nov. 20, 1998

RIDER

RIDER attached to and made a part of Lease dated May 5, 1997 by and between Hycel Partners I, LP, a Delaware limited partnership, as Owner, and SMART STUFF, INC., as Tenant.

            In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of this Rider, the terms and provisions of this Rider shall be controlling.

      1.    SECTION 1.03. TERM - OWNER'S WORK DELAY.

            Notwithstanding anything to the contrary contained in Section 1.03 of the Lease, Owner shall endeavor to deliver possession of the Leased Premises to Tenant on or before July 1, 1997, but Owner shall have no liability to Tenant for failing to do so, and if Owner does not do so then, as Tenant's sole and exclusive remedy therefore, the Outside Date set forth in Article A of the Lease shall be extended for a period equivalent to the number of days between July 1, 1997 and the date Owner shall so make the Leased Premises available to Tenant (but excluding both such dates in making such computation).

      2.    SECTION 2.03. GROSS SALES - EXCLUSIONS.

            Notwithstanding anything to the contrary contained in Section 2.03 of the Lease, Gross Sales shall not include, or if included, there shall be deducted (but only to the extent they have been included):

      (1) Sales to Tenant's employees at a discount, provided such sales in the aggregate do not exceed one percent (1%) of Gross Sales per Lease Year (calculated on a non-cumulative basis).

      (2) Bad debts actually written off by Tenant for federal income tax purposes, provided such bad debts do not exceed one percent (1%) of Gross Sales in any Lease Year (computed on a non-cumulative basis), it being agreed that such amounts shall be included in Gross Sales in the Lease Year in which collected.

      (3) Insurance proceeds received in the settlement of claims for loss or damage to merchandise.

      (4) Gift certificates until redeemed (it being agreed that redeemed gift certificates shall be included in Gross Sales even if such gift certificates were initially purchased elsewhere).

      (5) Refunds, whether cash or credit, made to customers on sales of merchandise from the Leased Premises, but only to the extent of such refund.

      (6) The sales price of trade fixtures, machinery and equipment which Tenant has the right to remove from the Leased Premises after use thereof in the conduct of Tenant's business in the Leased Premises.

      3.    SECTION 5.01. OWNER'S WORK - "AS-IS".

            Notwithstanding anything to the contrary contained in Section 5.01 or in any other provision of the Lease, it is agreed that Owner has completed Owner's Work set forth in Exhibit B. Tenant has inspected and approved the same, and Tenant shall accept the Leased Premises in an "as-is" condition.

      4.    SECTION 5.50. CHANGES AND ADDITIONS - VISIBILITY AND ACCESS.
            SECTION 9.01. CONTROL OF COMMON AREAS BY OWNER-VISIBILITY AND
            ACCESS.

            Owner will use diligent efforts not to materially, adversely impair the visibility of the Leased Premises from the enclosed mall or to prohibit access into or egress from the Leased Premises to the enclosed mall.

      5.    SECTION 5.05. CHANGES AND ADDITIONS - KIOSKS.
            SECTION 9.01. CONTROL OF COMMON AREAS BY OWNER - KIOSKS.

            Notwithstanding anything to the contrary contained in the Lease, Owner shall not construct any permanent kiosks or carts (except as set forth on Exhibit A or existing as of the Commencement Date of this Lease) in the enclosed mall within ten (10) feet in front of the Leased Premises.

      6.    SECTION 6.07. HAZARDOUS SUBSTANCES - SUPPLEMENT.

            If it is determined as a result of any investigation or testing that Hazardous Substances are present within the Leased Premises, such presence pre-existed the date on which possession of the Leased Premises was given tenant, and Governmental Regulations require the remediation, removal or abatement thereof, Owner will, at its sole cost, remediate, remove and abate such Hazardous Substances in accordance with all applicable Governmental Regulations, except in each case to the extent such Hazardous Substances are present, or are required to be removed, as a result of the act of Tenant, its subtenants or assignees or their respective agents, employees or contractors, in which case Tenant, at its sole expense, shall remediate, remove and abate such Hazardous Substances in accordance with all applicable Governmental Regulations.

      7.    SECTION 9.03. TENANT'S SHARE OF EXPENSES - SUPPLEMENT.

            (A) Notwithstanding anything to the contrary contained in Section
9.03 of the Lease, the following items shall be excluded from Net CAM Costs:

      (1) Any items for which Owner is reimbursed by insurance or otherwise compensated, including direct reimbursement by any other tenant in the Shopping Center.

      (2) To the extent covered by construction warranties and/or insurance maintained by Owner, the cost of correcting construction defects in the initial design or construction of the Shopping Center.

      (3) Any legal, brokerage or other fees or expenses incurred in connection with the negotiation, execution or enforcement of any lease for space in the Shopping Center.

      (4) The cost of providing improvements within the leased premises of any tenants in the Shopping Center.

            (B) Owner agrees that charges payable by Tenant under the provisions of this Section 9.03, shall not be a duplication of charges payable by Tenant elsewhere under this Lease.

      8.    SECTION 14.03. OWNER'S LIABILITY FOR INTERRUPTION - ABATEMENT.

            Notwithstanding anything to the contrary contained in section 14.03 of the Lease, if (i) the interruption of any such services or utilities is due to the negligent act or omission of Owner, its agents or employees, (ii) such interruption is for a period in excess of forty-eight (48) hours after notice thereof from Tenant and (iii) such interruption forces Tenant to close the Leased Premises for business, then, as Tenant's sole and exclusive remedy on account thereof, the Minimum Rent (but not the Percentage Rent or other charges payable hereunder) shall be abated commencing forty-eight (48) hours after such notice from Tenant and continuing until the earlier of (i) the date Tenant reopens the Leased Premises for business, or (ii) such interrupted services or utilities are again being furnished to the Leased Premises.

      9.    SECTION 15.01. ESTOPPEL CERTIFICATE - SUPPLEMENT.

            Upon not leas than thirty (30) days prior written request by Tenant and not more than three (3) times during the term of this Lease, Owner will deliver to Tenant a statement certifying that (i) this Lease is unmodified and in full force and effect (or if there has been any modifications thereof that the Lease is in full force and effect as modified and stating the nature of the modification or modifications); (ii) that, to the extent of Owner's knowledge, Tenant is not in default under this Lease (or if such default exists, the specific nature and extent thereof); and (iii) the date to which Minimum Rent has been paid in-advance, if any.

      10.   SECTION 15.03. PRIORITY OF LEASE - NON-DISTURBANCE.

            Upon written request by Tenant, Owner will use reasonable efforts to cause the holder of the existing mortgage on the Shopping Center to execute a non-disturbance agreement, in form and substance reasonably satisfactory to such holder recognizing Tenant's rights Under the Lease; provided, however, owner shall have no liability to Tenant for the failure of such holder to provide such a non-disturbance agreement. Tenant shall pay the amount charged by such holder, if any, for such non-disturbance agreement.

      11.   SECTION 16.01. PERMITTED ASSIGNMENT - SUPPLEMENT.

            Notwithstanding anything to the contrary contained in Section 16.01 of the Lease, Tenant shall have the right, without owner's consent, to assign this Lease or sublet the entire (but not part of the) Leased Premises, to its parent corporation or to a wholly owned subsidiary or to a corporation which is wholly owned by the same corporation which wholly owns Tenant; provided, however, that (i) Tenant shall also remain primarily liable for all obligations under this Lease, (ii) the assignee or subtenant shall, at least thirty (30) days prior to the effective date of the assignment or subletting, deliver to Owner, instruments evidencing such assignment or subletting and its agreement to assume and be bound by all of the terms, conditions and covenants of the Lease to be performed by Tenant, (iii) Tenant shall not be in default beyond the applicable cure period under any of the terms or provisions of this Lease and
(iv) Tenant's right to make such assignment or subletting is expressly conditioned on, and shall remain in effect only as long as, the assignee or subtenant maintains its relationship as parent corporation or wholly owned subsidiary of Tenant or wholly owned subsidiary of Tenant's parent corporation.

      12.   SECTION 16.01(E). ASSIGNMENT - NEGATION OF TERMINATION.

            Notwithstanding anything to the contrary contained in paragraph (e) of Section 16.01 of the Lease, in the event Owner elects to exercise its right to terminate the Lease in accordance with the terms of paragraph (e) of Section
16.01 of the Lease, Tenant shall have the right to negate such termination by giving Owner notice, within fifteen (15) days following the date Tenant receives notice from Owner of such termination, of Tenant's intent to continue operation of its business in the Leased premises in accordance with the terms and provisions of the Lease and not to assign the Lease or sublet all or any portion of the Leased Premises. If Tenant so elects to negate Owner's notice of termination, then the Lease shall continue in full force and effect for the term of the Lease.

      13.   SECTION 16.03. CHANGE IN OWNERSHIP - SUPPLEMENT.

            The owners of the voting stock of Tenant named herein as of the date of the Lease may, without the prior consent of Owner, transfer the voting stock of Tenant named herein to (i) any person (s) who is an owner of the voting stock of Tenant named herein as of the date of the Lease, (ii) the "immediate family" of any person(s) who is an owner of the voting stock of Tenant named herein as of the data of the Lease (the term "IMMEDIATE FAMILY" meaning a spouse, lineal descendants and legal cousins), or(iii) any trust for the benefit of any person(s) who is an owner of the voting stock of Tenant named herein as of the date of the Lease and such owners' immediate family. Nothing contained in Section 16.03 of the Lease shall prohibit any transfer or sale of any non-voting or voting equity interest of Tenant named herein so long as such transfer or sale does not result in a change in the effective ownership and/or management control of Tenant named herein.

      14.   SECTION 22.01. RIGHT OF ENTRY - SUPPLEMENT.
            SECTION 22.02. EXCAVATION - SUPPLEMENT.

            Notwithstanding anything to the contrary, contained in Sections
22.01 or 22.02 of the Lease, if Owner's entry pursuant to Section 22.01 or 22.02 of the Lease (other than an entry pursuant to section 20.04) is so extensive and disruptive that Tenant is forced to close the Leased Premises for business for more than forty-eight (48) hours, then, as Tenant's sole and exclusive remedy on account thereof, the Minimum Rent (but not the Percentage Rent or other charges payable hereunder) shall be abated commencing forty-eight (48) hours after Tenant closes the Leased Premises for business and continuing until the earlier of (i) the date Tenant is able to reopen the Leased Premises for business or
(ii) the date Owner substantially completes such work.

      15.   SECTION 27.08. BROKERAGE - SUPPLEMENT.

            Each party represents and warrants to the other party that it has had no dealings with any broker or agent in connection with the Lease, and each party agrees to indemnify and hold the other party harmless from and against any and all claims, liabilities or expense (including reasonable attorneys' fees) imposed upon, asserted or incurred by each party as a consequence of any breach of this representation.

                            Initialed by: MHZ
                                          ------------------------------
                                                    Owner

                                          ___________________________
                                                   Tenant

EXHIBIT "A"                 SITE PLAN

Attached to and forming part of Lease dated May 5 1997, by and between HYCEL PARTNERS I, L.P., as Owner, and SMART STUFF, Inc. as Tenant.

Space 1440 SAINT LOUIS GAULERIA
Approximate Floor Area: 2,251 square feet.

      NOTES:

      (1) This Site Plan is preliminary and may be modified at any time without Tenant's consent, at the option of Owner, but the size, dimensions and location of the Leased Premises may not be modified.

      (2) Owner may locate additional curb cuts anywhere in the parking areas and in the interior access roads to afford access thereto from adjoining properties.

      (3) No representation to made by Owner with respect to any information shown on this plan.

                                   EXHIBIT A
                                  SHEET 2 OF 3

                                     [PLAN]

                                   EXHIBIT A
                                  SHEET 3 Of 3

                                     [PLAN]

EXHIBIT "B" IMPROVEMENT OF LEASED PREMISES

ARTICLE B-1 CONSTRUCTION REQUIREMENTS

Section 1. Structure of Building

      (a) Owner has constructed or will construct the structural frame, exterior walls (other than the storefront), a concrete slab floor, and the roof (over insulation) of the building of which the Leased Premises are a part. Owner's work excludes any exterior wall or storefront construction, except for vertical neutral strips approximately thirty-six inches in width, centered upon the demising walls of the Leased Premises.

      (b) Columns located at or within the demising proportions of the Leased Premises shall be fireproofed by Tenant, if required by code, and the finished floor, any necessary filler and the ceiling are to be provided by Tenant, all at its cost.

Section 2. Interior Finish

      (a) Owner will provide metal studs for Tenant's Interior demising walls defining the Leased Premises, which walls shall be constructed by Tenant of 5/8" fire-rated dry wall or as required by code.

      (b) Suspended Ceiling System shall be installed by Tenant at its cost end shall consist of non-combustible rated assembly covering the entire area exposed in the Leased Premises. Space above the suspended ceiling will be of sufficient height to permit installation of all ducts, electric, plumbing and sprinkler lines to be concealed.

      (c) Tenant shall provide door and door frame construction meeting the requirements of the applicable building codes for access to any adjacent service corridor from the Leased Premises. Any curtain walls, interior division walls, or any walls where a change occurs in ceiling heights, shall be provided by Tenant and shall consist of studs with plaster or dry wall.

Section 3. Utilities

      (a)   Electrical Work

      Owner shall install electrical conduit and wiring to a meter location outside the Leased Premises. Tenant, at its expense, shall provide an electrical breaker, electrical conduit and wiring from such meter location to the Leased Premises in a location approved by Owner, shall procure the installation of its electric meter and shall cause the electrical service to be connected to such meter. The electrical service shall be 120/208 volts, three-phase, four wire for Tenant's combined power and lighting requirement. The size of the aforesaid conduit installed by Tenant shall be a minimum of two (2) inches in diameter. Tenant shall also install a disconnect switch for the electrical service in the Leased Premises and shall provide a junction box or panel within the Leased Premises at a location selected by Owner.

      (b)   Telephone Service

      Owner shall provide a telephone terminal location outside the Leased Premises. Tenant shall provide conduit through which it may cause telephone wires to be run to the Leased Promises in a location approved by Owner. The procuring of telephone service to the Leased Premises shall be at Tenant's cost and expense, except as otherwise provided hereinabove.

      (c)   Gas Service

      Owner will provide gas service to a meter location outside the Leased Premises. If Owner approves the use of gas service by Tenant, Tenant shall provide gas piping from such meter location to the Leased Premises at a location approved by Owner, shall procure the installation of Tenant's gas meter, and shall cause the gas service as aforesaid to be connected to such meter.

      (d)   Plumbing end Sprinkler

      Owner will provide roof drains and downspouts. If the governing building codes and/or Tenant's use of the Leased Premises shall require potable cold water service to the Leased Premises, Owner shall furnish and install water service to the Leased Premises in a location selected by Owner. Tenant shall procure the Installation of Tenant's water submeter (if required by Owner), and shall cause the water service provided by Owner as aforesaid to be connected to such meter.

      Owner will provide a sprinkler main to or adjacent to the Leased Premises. Tenant shall at its cost tap into that main and Install sprinkler service in the Leased Premises.

      Owner will provide a four Inch (4") sanitary sewer line beneath the floor slab of the Leased Premises to which Tenant may connect its plumbing facilities.

      (a)   Payment of Utilities

      The provisions of this Section have reference only to providing facilities for the utilities referred to herein and do not refer in any respect to the payment for any utilities as such. Owner does not warrant the availability of any utility services to the Leased Premises.

SECTION 4. Tenant's Work

      All work required to complete end place the Leased Premises in finished condition for opening for business (except that work to be specifically done by Owner pursuant to this Article B-I) shall be furnished by Tenant and at Tenant's expense, in accordance with plans and specifications approved by Owner and with the provisions of Article B-II.

ARTICLE B-II PLANS

SECTION 1. Preliminary Plans

      Within forty-five (45) days after the date of execution of this Lease, Tenant, at its sole cost and expense, shall cause to be prepared and delivered to Owner for Owner's approval one (1) set of Mylar transparencies and three (3) sets of prints of preliminary drawings and specifications ("Preliminary Plans") for the construction and improvement of the Leased Premises as required of Tenant under this Lease (said construction and improvement are herein referred to as "Tenant's Work"). Tenant covenants and agrees that such Preliminary Plans shall be prepared in strict accordance with (1) the design criteria, construction requirements and specifications set forth In the Tenant Design Guide, and (ii) the provisions of subparagraph (a) of Sections 2 of Article B-II hereinafter (the design criteria, construction requirements and specifications referred to in subdivision (i) and the provisions of subparagraph (a) of Section 2 referred to in subdivision (ii) being hereinafter collectively referred to as "Tenant's Construction Requirements"). Owner covenants and agrees that Owner shall not unreasonably withhold approval of the Preliminary Plans if the same shall have been prepared in strict accordance with Tenant's Construction Requirements. Owner shall notify Tenant of the matters, if any, in which the Preliminary Plans fail to conform to Tenant's Construction Requirements. Tenant shall, within twenty (20) days upon receipt of any such notice from Owner, cause the Preliminary Plans to be revised in such manner as is requisite to obtaining Owner's approval and shall resubmit one (1) set of mylar transparencies and three (3) sets of prints of revised Preliminary Plans for Owner's approval. When Owner shall determine that the Preliminary Plans, as the case may be, conform to Tenant's Construction Requirements, Owner shall cause one (1) set thereof to be initialed on behalf of Owner, thereby evidencing the approval thereof by Owner, and shall return such set so initialed to Tenant

SECTION 2. Working Plans

      (a) The term "Working Plans" as used hereafter In Article B-II of this Exhibit "B" means the complete development and delineation by licensed Missouri Registered Architects end engineers of drawings, specifications, bid instructions, bid forms, general conditions, and other documents and details as requited to secure competitive lump sum bids from qualified contractors for the construction of Tenant's Work, and shall completely describe the architectural, structural, mechanical and electrical components of Tenant's Work. The Working Plans submitted by Tenant for Owner's approval shall:

            1. Include detailed drawings and specifications of all mechanical, HVAC, sprinkler, plumbing and electrical installations which shall be installed by Tenant.

            2. Show in complete detail all parts which will affect the appearance of the building and its structural, mechanical and electrical components, including any special heavy equipment and its location and any openings in floors and walls.

            3.    Comply with all applicable laws, codes and regulations.

            4. Comply with the applicable standards of the National Board of Fire Underwriters, the National Electrical Code, the American Gas Association, and the American Society of Heating and Air Conditioning Engineers.

            5. Include suitable instructions and provisions so as to comply with all of the requirements of this Exhibit "B".

            6. Use materials that are in harmony with the high quality of design established in the Common Area.

      (b) Within thirty (30) days after approval of the Preliminary Plans, Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered to Owner one (1) set of mylar transparencies and three (3) sets of prints of Working Plans prepared in conformity with the approved. Preliminary Plans and in strict accordance with Tenant's Construction Requirements. Owner shall within ten (10) business days after receipt of the Working Plans notify Tenant of the matters, if any, in which said Working Plans fall to conform with the approved Preliminary Plans and Tenant's Construction Requirements. Tenant shall, within twenty (20) days upon receipt of any such notice from Owner, cause said Working Plans to be revised in such manner as is requisite to obtaining Owner's approval and shall resubmit one (1) set of mylar transparencies and three (3) sets of prints of revised Working Plans for Owner's approval. When Owner shall determine that the Working Plans or revised Working Plans, as the case may be, conform to the approved Preliminary Plans and Tenant's Construction Requirements, Owner shall cause one (1) counterpart thereof to be initialed on behalf of Owner, thereby evidencing the approval thereof by Owner, and shall return such counterpart so initiated to Tenant.

SECTION 3. CHANGES IN WORKING PLANS

      From and after Owner's approval of the Working Plans, no change in the approved Working Plans shall be made except as set forth hereinafter in this
Section 3:

      (a) With respect to any changes in the approved Working Plans initiated by Tenant, the following provisions shall apply:

            (1) No such change in the approved Working Plans shall be made unless Owner expressly consents thereto in writing (which consent shall not be unreasonably withheld);

            (2) All architectural services with respect to any such change shall be rendered by the architect who prepared the Working Plans (herein called "Tenant's Architect") at the sole cost of Tenant; and

            (3) All construction work with respect to each such change shall be performed by Tenant at the sole cost of Tenant.

      (b) With respect to any changes in the approved Working Plans initiated by Owner, the following provisions shall apply:

            (1) No such change in the approved Working Plans shall be made unless Tenant expressly consents thereto in writing (which consent shall not be unreasonably withheld);

            (2) All architectural services with respect to any such change shall be rendered by Tenant's Architect at the sole cost of Owner; and

            (3) All construction work with respect to each such change shall be performed by Tenant at the sole cost of Owner.

SECTION 4. Construction By Tenant

      Tenant shall cause the commencement of construction of Tenant's Work within thirty (30) days after the last to occur of the following, to wit:

      (a) Owner's approval of the Working Plans as provided in Section 2 of this Article B-II; or

      (b) Owner's notice to Tenant that the building will, within thirty (30) days after said notice, be completed to the extent reasonably required for the commencement of Tenant's Work (in case of any disagreement between Owner and Tenant as to the date on which the building shall have been completed in substantial conformity with Exhibit "B", the architects in charge of the construction shall fix such date by a certificate in writing, under oath, which shall be binding upon the parties hereto); and Tenant shall cause the completion of Tenant's Work within sixty (60) days thereafter In accordance with the following requirements:

            (1) Tenants' Work shall be constructed strictly in accordance with the approved Working Plans;

            (2) Tenant shall comply and shall cause the contractor and each subcontractor concerned with the construction of Tenant's Work to comply with Tenant's Construction Requirements and specifications as set forth in this Exhibit "B";

            (3) Tenant shall supply at its cost all heat, air conditioning, electricity, water, telephone and other utility service required by it during construction; and

            (4) During the construction and completion of Tenant's Work, Tenant and Tenant's Agents shall keep the Leased Premises and the Common Areas reasonably clean and free of debris.

SECTION 5. Miscellaneous

      The approval by Owner of the Preliminary Plans and/or Working Plans shall not constitute the assumption of any liability on the part of Owner for their compliance with applicable building codes and the requirements of this Lease or for their accuracy, and Tenant shall be solely responsible for such Plans and specifications. Owner will provide one (1) copy of the Tenant Design Guide to tenant at no charge. If Tenant requires additional copies of the Tenant Design Guide, Tenant shall pay to Owner, as Additional Rent, within ten (10) days after receipt of an invoice therefor, the sum of Fifty Dollars ($50.00) for each additional copy of the Tenant Design Guide.

EXHIBIT"C" RULES AND REGULATIONS

Tenant agrees as follows:

      (1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Owner. Tenant shall cause any truck-making deliveries to or for it to be expeditiously loaded or unloaded and the merchandise and freight promptly removed from the loading docks and other loading areas. Tenant shall attempt to cause no delivery trucks or other vehicles servicing the Leased Premises to park or stand at or on any curb, roadway, and ramp or drive in the Shopping Center. Owner reserves the right to further regulate the activities of Tenant in regard to deliveries and servicing of the Leased Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Owner.

      (2) The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Owner are necessary for the proper operation of the Leased Premises or Shopping Center.

      (3) All garbage and refuse shall be kept in the kind of container specified by Owner and shall be placed either within the Leased Premises prepared for collection or if any common compactor or dumpster provided by Owner in the manner and at reasonable times and places specified by Owner. Tenant shall not permit any rubbish or refuse of any nature emanating from the Leased Premises to accumulate in or on the Common Areas, including but not limited to rear delivery areas, loading platforms, service corridors, truck docks and/or maneuvering space therefor. If Owner shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost and may either be backcharged by Owner as Additional Rent for same or have such costs included under Section 9.03(a). Otherwise, Tenant shall designate a responsible refuse service to collect all garbage and refuse in, on and from the Leased Premises. Tenant shall pay all costs associated with the removal of any of Tenant's refuse or rubbish.

      (4) No radio or television or other similar device shall be installed without first obtaining in each instance Owner's consent in writing. No antenna or satellite dish shall be erected on the roof or exterior walls of the Leased Premises, or on the grounds, without in each instance, the written consent of Owner. Any antenna or satellite dish so installed without such written consent shall be subject to removal without notice at any time.

      (5) No loud speakers, televisions, phonographs, radios, musical instruments or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Owner,

      (6) Heating, ventilating and air conditioning shall be thermostatically controlled in the Leased Premises, and Tenant agrees to operate same so that the temperature within the Leased Premises will be reasonably identical to that within the enclosed mall and connecting corridors and will comply with all laws and governmental rules, orders and regulations. Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

      (7) Any outside areas which constitute a part of the Leased Premises shall be kept clean and free from snow, Ice, dirt and rubbish by Tenant to the satisfaction of Owner, and Tenant shall not place or permit any obstructions or merchandise in such areas and in the outside areas adjoining the Leased Premises.

      (8) Tenant and Tenant's Agents shall park their cars only in those portions of the parking area designated for that purpose by Owner. Tenant shall furnish Owner with state automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees, within five (5) days after taking possession of the Leased Premises and shall thereafter notify Owner of any changes within five (5) days after such changes occur. In the event that Tenant or Tenant's Agent fail to park their cars in designated parking areas as aforesaid, then Owner at its option shall charge Tenant Twenty-Five Dollars ($25.00) per day per car parked in any area other than those designated as and for liquidated damages. Tenant hereby authorizes Owner to remove from the Shopping Center any of Tenant's cars or cars belonging to Tenant's employees and/or to attach violation stickers or notices to such cars, and Tenant hereby waives and releases Owner and hereby indemnifies Owner against all claims, liabilities, costs and expanses which may result therefrom.

      (9) Tenant shall use at Tenant's cost such peat extermination contractor as Owner may direct and at such intervals as Owner may require. If Tenant fails to use such contractor, Owner may at its option have such work performed, and the cost thereof shall become due and payable as Additional Rent by Tenant hereunder upon demand.

      (10) All mechanical equipment and machinery shall be kept free of noises and vibrations which may be transmitted to any part of the walls or buildings in which the leased premises are located or beyond the confines of the Leased Premises.

      (11) No orders or vapors shall be permitted to emanate from the Leased Premises.

      (12)  No live animals shall be kept on or about the Leased Premises.

EXHIBIT "C-1" FORM OF LETTER OF CREDIT

                                (BANK LETTERHEAD)
(INSERT DATE)

IRREVOCABLE LETTER OF CREDIT NO. (INSERT NUMBER)

Hycel Partners I, L.P.
d/b/a Saint Louis Galleria
164 Crestwood Plaza
Suite 200
St Louis, MO 63126

Dear Sir;

At the request and for the account of (INSERT NAME OF TENANT) located at (INSERT ADDRESS OF TENANT) (hereafter called "Applicant"), we hereby establish our Irrevocable letter of Credit No. (INSERT NUMBER) in your favor and authorize you to draw on us up to the aggregate amount of US$ (INSERT AMOUNT OF LETTER OF CREDIT) available by your drafts at sight drawn on us and accompanied by the following:

A written statement by you that:

      (I) "Applicant is in default under that certain Lease doled (INSERT DATE OF LEASE) between you, as Owner, and Applicant, as Tenant (the 'Lease');" or

      (II) "Applicant has failed to deliver timely a renewal Letter of Credit as provided in the Lease."

This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the contents of such statement.

We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at (INSERT ADDRESS OF ISSUING BANK) no later than (INSERT EXPIRATION DATE OF LETTER OF CREDIT), it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least sixty (60) days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, that we elect not to extend this Irrevocable Letter of Credit for any additional period.

This Irrevocable Letter of Credit is transferable at no charge to any transferree of Owner upon notice to the undersigned from you and such transferree.

This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Pupation #500.

Sincerely yours,

(INSERT AUTHORIZED SIGNATURE)